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                                                                    Exhibit 10.1

                         SENIOR SECURED CREDIT AGREEMENT

          This SENIOR SECURED CREDIT AGREEMENT is dated as of February 28, 2002 and entered into by and among AMF BOWLING WORLDWIDE, INC., a Delaware corporation ("Company"), AMF BOWLING PRODUCTS, INC., a Virginia corporation ("AMF Products"), AMF BOWLING CENTERS HOLDINGS INC., a Delaware corporation ("Bowling"), AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC., a Delaware corporation ("AMF Worldwide"), AMERICAN RECREATION CENTERS, INC., a California corporation ("Recreation"), AMF BOWLING HOLDINGS INC., a Delaware corporation ("AMF Holdings"), and AMF BOWLING CENTERS, INC., a Virginia corporation ("Centers", together with Company, AMF Products, Bowling, AMF Worldwide, Recreation and AMF Holdings, the "Borrowers"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BANKERS TRUST COMPANY ("BTCo"), as syndication agent for Lenders (in such capacity, "Syndication Agent"), as documentation agent for Lenders (in such capacity, "Documentation Agent") and as administrative agent for Lenders (in such capacity, "Administrative Agent" or "Agent").

                                 R E C I T A L S

          WHEREAS, pursuant to the Confirmation Order (this, and other initially capitalized terms used but not defined in these Recitals, being used as defined in Section 1.1 below), Borrowers and the Debtor Subsidiaries shall have been reorganized in and have emerged from the Chapter 11 Cases on the Effective Date; and

          WHEREAS, upon this Agreement becoming effective in accordance with its terms, the Approved Plan of Reorganization will become effective in accordance with its terms; and

          WHEREAS, Borrowers desire that Lenders extend certain credit facilities to Borrowers, the proceeds of which will be used, among other things, to make certain cash payments with respect to certain prepetition claims in the Chapter 11 Cases, to refinance the DIP Credit Facility and to replace outstanding letters of credit thereunder and under other credit facilities, to refinance certain other Indebtedness and for working capital and other general corporate purposes of Borrowers and their Subsidiaries, all in accordance with the terms and provisions herein; and

           WHEREAS, Borrowers have agreed to secure their Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, among other things, a First Priority Lien on substantially all of their real, personal and mixed property located in the United States and Puerto Rico other than the Excluded Assets, including a pledge of all of the capital stock and other ownership interests of their Domestic Subsidiaries, 66% of the capital stock and other ownership interests of their first tier Foreign Subsidiaries; and

         WHEREAS, each Domestic Subsidiary that is not a Borrower or an Immaterial Subsidiary has agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure its guaranty by granting to Administrative Agent, on behalf of Lenders,

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among other things, a First Priority Lien on substantially all of its real, personal and mixed property located in the United States and Puerto Rico other than the Excluded Assets, including a pledge of all of the capital stock and other ownership interests of its Domestic Subsidiaries and 66% of the capital stock and other ownership interests of its first tier Foreign Subsidiaries.

              NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each of the Borrowers, Lenders, Syndication Agent, Documentation Agent and Administrative Agent agree as follows:

Section 1.    DEFINITIONS

       1.1    Certain Defined Terms.
              ---------------------

              The following terms used in this Agreement shall have the following meanings:

              "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

              "Additional Mortgaged Property" has the meaning set forth in subsection 6.9.

              "Additional Mortgages" has the meaning set forth in subsection
6.9.

              "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 12:00 Noon (New York City time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

              "Administrative Agent" or "Agent" means BTCo in its capacity as Administrative Agent hereunder and under the Loan Documents and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

              "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

              "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

              "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms

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"controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Agents" means Administrative Agent, Syndication Agent, Documentation Agent and Arranger.

          "Agreement" means this Senior Secured Credit Agreement dated as of February 28, 2002, as it may be amended, supplemented or otherwise modified from time to time.

          "AMF Group" means AMF Group Holdings Inc. a Delaware corporation, to be dissolved on or about the Effective Date.

          "Annualized" means (i) with respect to the Fiscal Quarter of the Borrowers ending June 30, 2002, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the Fiscal Quarter of Borrowers ending September 30, 2002, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the Fiscal Quarter of Borrowers ending December 31, 2002, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

          "Approved Fund" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Approved Plan of Reorganization" means the Plan of Reorganization in the form, without material modification, amendment or revision, approved by Administrative Agent pursuant to subsection 4.1O.

          "Arranger" means Deutsche Banc Alex. Brown Inc., in its capacity as sole book runner and lead arranger.

          "Asset Sale" means the sale by the Borrowers or any of their Subsidiaries to any Person other than Borrowers or any of their wholly-owned Subsidiaries of (i) any of the stock of any of the Borrowers' Subsidiaries, except pursuant to the Restructuring Transactions, (ii) substantially all of the assets of any division or line of business of the Borrowers or any of their Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Borrowers or any of their Subsidiaries (other than (a) inventory, worn out or obsolete or surplus equipment sold in the ordinary course of business, (b) sales, assignments, transfers or dispositions of Accounts in the ordinary course of business for purposes of collection, (c) any of the sales of assets described on Schedule 7.7, (d) any of the sales, transfers or other dispositions of assets permitted in subsections 7.7(i) or 7.7(vi), and (e) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less).

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit X-A or Exhibit X-B annexed hereto.
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          "Australian Dollar" and the sign "$A" means the lawful money of
Australia.

          "Backstop Letters of Credit" has the meaning assigned that term in subsection 3.1D.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division.

          "Base Rate" means, at any time, the higher of (i) the Prime Rate or
(ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Base Rate Margin" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

          "Blocked Account Agreement" means the Blocked Account Agreement executed and delivered by a Concentration Bank, Administrative Agent and the applicable Loan Party, substantially in the form of Exhibit XII annexed hereto,
                                                    -----------
as such Blocked Account Agreement may be amended, supplemented or otherwise modified from time to time, and "Blocked Account Agreements" means all such Blocked Account Agreements, collectively.

          "Borrowers" has the meaning assigned to that term in the introduction to this Agreement.

          "Borrowers' Agent" means the Company, pursuant to the appointment made by Borrowers in subsection 2.15.

          "BTCo Account" means a deposit account maintained by Administrative Agent at BTCo into which the applicable Concentration Banks are instructed to transfer funds on deposit in the applicable Concentration Accounts pursuant to the terms of the applicable Blocked Account Agreement, if any.

          "BT Concentration Account" means a deposit account under the exclusive dominion and control of Administrative Agent that is maintained by any Loan Party with BTCo.

          "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is

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also a day for trading by and between banks in Dollar deposits in the applicable interbank eurodollar market.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means the capital stock or other equity interests of a Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) United States Dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof, or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business, in each case maturing within one year after such date, (iii) time deposits and certificates of deposit, including eurodollar time deposits, and, with respect to any Foreign Subsidiary, time deposits in the currency of any country in which such Foreign Subsidiary transacts business, of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent) with a maturity date not more than one year from the date of acquisition, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(i) and (ii) above entered into with any bank meeting the qualifications specified in clause (iii) above and organized in the United States, (v) direct obligations issued by any state of the United States of America or any political subdivision of any state or any public instrumentality thereof maturing within 90 days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating service reasonably acceptable to the Administrative Agent), (vi) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Services, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services reasonably acceptable to the Administrative Agent) and in each case maturing within one year after the date of acquisition, (vii) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $100,000,000, or with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign

                                        5

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currency equivalent), (ix) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $50,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $50,000,000 (or its foreign currency equivalent); and (x) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (ix).

          "Cash Management System" means the system of Deposit Accounts, Concentration Accounts and procedures for the collection and deposit of payments in respect of Accounts of Borrowers and their Subsidiaries that is generally described in Schedule 1.1A annexed hereto, or such other cash management system as is reasonably satisfactory to Administrative Agent.

          "Change in Control" means any of the following, after the Effective
Date: (i) any Person (other than any member of the Initial Exempted Group), either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of the Company (or other Securities convertible into such Securities) representing 33% or more of the combined voting power of all Securities of the Company entitled to vote in the election of members of the Board of Directors of the Company, other than Securities having such power only by reason of the happening of a contingency; (ii) any member of the Initial Exempted Group, either individually or acting in concert with one or more other Persons, shall have acquired beneficial ownership, directly or indirectly, of Securities of the Company (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of the Company entitled to vote in the election of members of the Board of Directors of the Company, other than Securities having such power only by reason of the happening of a contingency;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Company was approved by a vote of a simple majority of the directors then still in office who were either directors at the beginning of such period or whose election for nomination was previously so approved or any new directors who were nominated to serve on behalf of the Initial Exempted Group) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (iv) the occurrence of any "Change of Control" as defined in the New Subordinated Indenture. As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

          "Chapter 11 Cases" means the cases filed by Borrowers and certain of their Subsidiaries under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court on July 2, 2001 and jointly administered under Case No. 01-61119 (DHA).

          "Class" as applied to Lenders, means each of the following two classes of Lenders: (i) Lenders having Revolving Loan Exposure and (ii) Lenders having Term Loan Exposure.

          "Closing Date" means the date on which the initial Loans are made.

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          "Closing Date Consolidated Adjusted EBITDA" shall have the meaning assigned to such term in Section 4.1P.

          "Closing Date Mortgaged Property" has the meaning set forth in subsection 4.1L.

          "Closing Date Mortgages" has the meaning set forth in subsection 4.1M.

          "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock and other ownership interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations, provided that the Collateral shall not include the Excluded Assets.

          "Collateral Account" has the meaning assigned to that term in the Security Agreement.

          "Collateral Documents" means the Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by the Borrowers or any of their Subsidiaries in the ordinary course of business of the Borrowers or such Subsidiary.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Company" has the meaning assigned to that term in the introduction to this Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VII annexed hereto.
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          "Concentration Accounts" means a Deposit Account, including any
Deposit Accounts identified as concentration accounts in Schedule 1.1B annexed hereto and such other Deposit Accounts as may be established by any of the Borrowers or any of their Domestic Subsidiaries as concentration accounts with the consent of the Administrative Agent, under the exclusive dominion and control of Administrative Agent that is maintained by any of the Borrowers or their Domestic Subsidiaries with a Bank pursuant to a Blocked Account Agreement. Any Deposit Accounts maintained by a Borrower for payroll or similar purposes shall not be a Concentration Account.

          "Concentration Bank" means First Union National Bank, Citibank, N.A. or any commercial bank satisfactory to Administrative Agent at which any Loan Party maintains a Concentration Account.

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          "Confidential Information Memorandum" means that certain Confidential
Memorandum dated as of February, 2002 relating to the financing contemplated by this Agreement.

          "Confirmation Order" means that certain Order Confirming Debtors' Second Amended Second Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code entered by the Bankruptcy Court on February 1, 2002 in the Chapter 11 Cases, without modification, revision or amendment.

          "Consolidated Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Borrowers and their Subsidiaries) by Borrowers and their Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrowers and their Subsidiaries. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) extraordinary or non-recurring losses related to a closure of Facilities or disposition of assets to the extent such losses are deducted from Consolidated Net Income,
(vii) (a) pre-emergence reorganization expenses (in conformity with GAAP) and
(b) post-emergence reorganization expenses (in conformity with GAAP as it would apply if such expenses were incurred pre-emergence), related to the Chapter 11 Cases for the applicable period not to exceed the amount for such period as set forth in Schedule 1.1C annexed hereto, and (viii) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses
(ii)-(vii), to the extent deducted in the calculation of Consolidated Net Income, less the sum of all extraordinary and non-recurring gains realized by
        ----
Borrowers and their Subsidiaries related to a closure of Facilities or disposition of assets to the extent included in Consolidated Net Income and other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries in conformity with GAAP; provided, however, that "Consolidated EBITDA" for the Fiscal Quarters set forth
--------
below shall be the correlative amounts indicated:

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                 Fiscal Quarter              Consolidated EBITDA

           Third Quarter, 2001                  $16,000,000

           Fourth Quarter, 2001                 $36,200,000

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of the cash flow from operations of Borrowers and their Subsidiaries on a consolidated basis determined in accordance with GAAP minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) and (c) amounts (whether positive or negative) derived from changes in foreign currency exchange rates during such period.

          "Consolidated Interest Coverage Ratio" means, at the last day of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters of (i) Consolidated EBITDA to (ii) Consolidated Cash Interest Expense; provided that for the Fiscal Quarters ending June 30, 2002, September 20, 2002 and December 31, 2002, Consolidated Cash Interest Expense shall be determined on an Annualized basis.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Borrowers and their Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrowers and their Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Closing Date.

          "Consolidated Leverage Ratio" means, as at the last day of any Fiscal Quarter, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Borrowers and their Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person
--------
(other than a Subsidiary of Borrowers) in which any other Person (other than Borrowers or any of their Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrowers or any of their Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of either of the Borrowers or is merged into or consolidated with either of the Borrowers or any of their Subsidiaries or that Person's assets are

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acquired by Borrowers or any of their Subsidiaries, (iii) the income of any
Subsidiary of the Borrowers to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to asset sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Currency Agreement" means any foreign exchange contract or currency swap agreement or any futures contract, option contract, synthetic cap or other similar agreement or arrangement relating to currency exposure to which Borrowers or any of their Subsidiaries is a party.

          "Daily Funding Lender" means Agent in its individual capacity as a Lender hereunder.

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          "Debtor Subsidiaries" means each of the Subsidiaries of Company (other than such Subsidiaries that are Borrowers) that was a debtor in the Chapter 11 Cases but excluding such Subsidiaries who have been merged or dissolved out of existence in the Restructuring Transactions.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "DIP Credit Facility" means that certain Senior Secured Priming Debtor-In-Possession Credit Agreement, dated as of July 5, 2001, entered into by and among Company, certain guarantors including AMF Group and the Debtor Subsidiaries and Citibank, N.A., as administrative agent for certain banks, financial institutions and Lenders, as may be amended to the Effective Date, under section 364(c)(1), (2) and (3), and Section 364(d)(1) of the Bankruptcy Code.

          "Disclosure Statement" means that certain Disclosure Statement for Debtors' Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated November 7, 2001 as the same may be amended, supplemented or restated from time to time with the prior written approval of Agent.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of Borrowers that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

          "Effective Date" means and includes the date on which the Plan of Reorganization is consummated and the transactions contemplated therein are consummated, including without limitation, the occurrence of the Closing Date.

          "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is
                                            --------
acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither Borrowers nor any Affiliate of
                     --------
Borrowers shall be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Government Authority or any claim, action, suit, proceeding or demand by any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, as applicable to Borrowers or any of their Subsidiaries or any Facility.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Euro" means the single currency of participating member states of the European Monetary Union.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Eurodollar Rate Margin" means the margin over the Adjusted Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

          "Event of Default" means each of the events and conditions set forth as such in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange quoted or used by the Administrative Agent in the New York exchange market for the sale of such currency in exchange for Dollars, expressed as a number of units of such currency per one Dollar.

          "Excluded Assets" means (i) any real, personal or mixed property not located in the United States of America or Puerto Rico (other than inventory and accounts receivable of Borrowers and the Subsidiary Guarantors), (ii) any real, personal or mixed property owned by any Foreign Subsidiary, (iii) any funds held for the benefit of bowling leagues or customer deposits in connection with the operation of the Borrowers' and their Subsidiaries' business, and

(iv) the property described in Schedule 1.1D. For the avoidance of doubt, the 66% of the capital stock of Foreign Subsidiaries pledged pursuant to the Security Agreement and inventory and accounts receivable of Company and the Subsidiary Guarantors, wherever located, shall not constitute Excluded Assets.

          "Existing Bond Debt" means (i) the 10 7/8% Series A and B Senior Subordinated Notes Due 2006 issued by AMF Group Inc. (now AMF Bowling Worldwide, Inc.) pursuant to an Indenture dated March 21, 1996 between IBJ Schroder Bank & Trust Company, as trustee, and AMF Group Inc. and (ii) the 12 1/4% Series B Senior Subordinated Discount Notes issued by AMF Group Inc. pursuant to an Indenture dated as of March 21, 1996 between American Bank National Association, as trustee, and AMF Group Inc.

          "Existing Credit Facilities" means the Indebtedness extended under (i) the Prepetition Credit Facility and (ii) the DIP Credit Facility.

          "Existing Letters of Credit" means letters of credit outstanding on the Closing Date issued under the Existing Credit Facilities, in an aggregate amount not to exceed $7,500,000, as listed on Schedule 3.1D attached hereto.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrowers or any of their Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A), to the extent such perfection and priorities may be achieved under Article 9 of the UCC, applicable real estate laws or other applicable federal or state laws of the United States and Puerto Rico (other than any such laws requiring a certificate of title) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Borrowers and their Subsidiaries, which ends on December 31/st/ of each calendar year.

          "Flood Hazard Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property with one or more buildings located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Plan" means any pension, employment benefit or deferred compensation plan maintained by Borrowers or any of their Subsidiaries that is mandated or governed by any law, rule or regulation of any Government Authority other than the United States of America, any state thereof or any other political subdivision thereof.

          "Foreign Subsidiary" means any Subsidiary of Borrowers that is not a Domestic Subsidiary.

          "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Funding and Payment Office" means (i) the office of Administrative Agent located at 90 Hudson Street, Jersey City, New Jersey 07302 or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Borrowers and each Lender.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

          "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

          "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority pursuant to any Environmental Law or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "Immaterial Subsidiaries" means, (a) as of the Closing Date, the Subsidiaries of Borrowers listed on Schedule 1.1E and (b) Subsidiaries of Borrowers formed or acquired after the Closing Date designated by Borrowers' Agent which in the aggregate for all such Subsidiaries (i) do not collectively own assets with an aggregate value greater than 2% of the total assets owned by the Borrowers and their Subsidiaries, taken as a whole and (ii) do not generate aggregate revenues greater than $1,000,000 in any Fiscal Year, or as otherwise may be approved by Administrative Agent in its sole discretion.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade account payables incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnified Liabilities" has the meaning assigned to that term in subsection 10.3.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Initial Exempted Group" means any Person, which immediately after implementation of the Approved Plan of Reorganization beneficially owns at least 10% of the outstanding stock of the Company, or any Affiliate of such Person.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Borrowers and their Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Borrowers and their Subsidiaries, taken as a whole.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided
                                                                    --------
that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Borrowers or any of their Subsidiaries is a party.

          "Interest Rate Determination Date", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Borrowers or any of their Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Borrowers), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrowers from any Person other than Borrowers or any of their Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Borrowers or any of their Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Borrowers), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales or provision of services to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without
                                 ----
any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

          "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

          "Issuing Lender", with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii); provided that any Issuing Lender may be an Affiliate of BTCo (including, without limitation, Deutsche Bank AG) so long as
(i) BTCo is a lender under this Agreement and (ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of any Letter of Credit by such Affiliate.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

          "Landlord Consent and Estoppel", with respect to any Leasehold Property, means a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term
                                                   --------
"Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Borrowers pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate
                                                     ----
amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Term Loans or Revolving Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Borrowers in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.

          "Loan Party" means each of the Borrowers and any of their Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect upon (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole, (ii) the ability of the Loan Parties to perform, or of Administrative Agent or Lenders to enforce, the Obligations or (iii) the validity or enforceability of the Loan Documents, or the rights and remedies of Administrative Agent or the Lenders against the Loan Parties thereunder.

          "Material Contract" means any contract or other arrangement to which Borrowers or any of their Subsidiaries is or may become a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "Maximum Consolidated Capital Expenditures Amount" has the meaning assigned to that term in subsection 7.8.

          "Monthly Reporting Package" means the monthly financial information regarding the Borrowers and their Subsidiaries, substantially in the form of the monthly reports provided to Administrative Agent before the Effective Date, together with an Officer's Certificate stating that such information is substantially in accordance with GAAP (subject to quarterly and year end adjustments), which shall be provided to Administrative Agent on a monthly basis pursuant to subsection 6.1.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) which shall also serve as a fixture filing executed and delivered by any Loan Party, in form satisfactory to Administrative Agent, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Properties" means, collectively, the Closing Date Mortgaged Properties and the Additional Mortgaged Properties.

          "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Net Asset Sale Proceeds", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Borrowers) resulting in a material tax liability to Borrowers.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Borrowers or any of their Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Borrowers or any of their Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Borrowers or any of their Subsidiaries in connection with the adjustment or settlement of any claims of Borrowers or such Subsidiary in respect thereof.

          "Net Securities Proceeds" means the cash proceeds (net of reasonable and customary underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Borrowers or any of their Subsidiaries (other than proceeds of intercompany Indebtedness represented by intercompany notes which have been pledged to Administrative Agent in accordance with this Agreement and proceeds received by any wholly-owned Subsidiary of Company from the issuance of Capital Stock to, or capital contributions from, any Borrower or other wholly-owned Subsidiary) and (ii) capital contributions made by a holder of Capital Stock of Company.

          "New Subordinated Debt" means the 13% Senior Subordinated Notes due 2008, issued pursuant to the New Subordinated Indenture, the Approved Plan of Reorganization and the Confirmation Order to certain prepetition creditors of Borrowers and/or the Debtor Subsidiaries in the Chapter 11 cases.

          "New Subordinated Indenture" means that certain Indenture dated as of March [8], 2002, by and between Company and Wilmington Trust Company pursuant to which the New Subordinated Debt shall be issued.

          "Non-US Lender" means a Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof.

          "Notes" means one or more of the Term Notes or Revolving Notes or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto.
---------

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto.
            ----------

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officer" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

          "Officer's Certificate", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

          "Operating Lease", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust, limited liability company or other entity is organized.

          "Participant" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA, and, for purposes of subsection 8.10, any Foreign Plan.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien imposed by a Government Authority in connection with any Foreign Plan, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue for more than 60 days or (b) for amounts that are being contested in good faith, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such Lien is being contested by proceedings which conclusively operate to stay the sale of any portion of the Collateral on account of such Lien or no such proceeding is pending;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced (unless stayed or effectively bonded to the satisfaction of Agent) with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) licenses (with respect to Intellectual Property and other property), leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, covenants, restrictions, encroachments, and other minor defects or irregularities in title and matters that would be disclosed by an accurate survey or inspection, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Borrowers or any of their Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) Lien, restriction or matter described in clause (vi) above that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (b), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, if required by Administrative Agent as a condition precedent under subsection 4.1;

               (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi)   Liens granted pursuant to the Collateral Documents;

               (xii) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrowers and their Subsidiaries;

               (xiii) the Liens and other encumbrances existing as of the Effective Date, which are listed in Schedule 7.2 annexed hereto; and

               (xiv) Liens which are provided for by the Approved Plan of Reorganization and which are listed in Schedule 1.1F annexed hereto.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Peso" and the sign "Ps" means the lawful money of the country of Mexico.

          "Plan of Reorganization" means the Second Amended Second Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated as of January 31, 2002, as amended and supplemented with the prior written approval of Agent.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Security Agreement.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Pound" and the sign "(pound)" means the lawful money of the United Kingdom.

          "Prepetition Credit Facility" means that certain Fourth Amended and Restated Credit Agreement dated as of June 14, 1999, as amended, between and among Company Citibank, N.A., as administrative agent, and certain banks and other financial institutions party thereto from time to time.

          "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that
                                   --------
Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect
       --
to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein deemed purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the
            --------                                                --
aggregate Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x)
                                                                 --------
the Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that
                                      ----
Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus
       --                                                                ----
the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                           ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property other than any Excluded Assets consisting of real property.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Register" has the meaning assigned to that term in subsection 2.1E.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means, individually and collectively, the Approved Plan of Reorganization, the Confirmation Order, the New Subordinated Indenture and all other agreements, documents and instruments governing or executed in connection with the New Subordinated Debt, and all other agreements and instruments delivered pursuant to or in connection with any of the foregoing.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Request for Issuance" means a request in the form of Exhibit III
                                                                -----------
annexed hereto.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, provided,
                                                                       --------
however, that while BTCo or its Affiliates hold more than 50% of the aggregate
-------
Revolving Loan Exposure of all Lenders and one or more Lenders not affiliated with BTCo has Revolving Loan Exposure, "Requisite Class Lenders" shall mean BTCo, together with such Affiliates and one additional unaffiliated Lender and
(ii) for the Class of Lenders having Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Term Loan Exposure of all Lenders.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                           ----
Revolving Loan Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Restructuring Transactions" means the corporate restructuring transactions of Company and its Subsidiaries described in Schedule 1.1G annexed hereto, as such Schedule may be modified or amended with Agent's approval.

          "Revolving Lender" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

          "Revolving Loan Commitment" means the commitment of a Revolving Lender to make Revolving Loans to Borrowers pursuant to subsection 2.1A(iii), and "Revolving Loan Commitments" means such commitments of all Revolving Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means February 28, 2007.

          "Revolving Loan Exposure", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of
----
Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount
                                                   ----
of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Loans" means the Loans made by Revolving Lenders to Borrowers pursuant to subsection 2.1A(iii).

          "Revolving Notes" means any promissory notes of Borrowers issued pursuant to subsection 2.1F to evidence the Revolving Loans of any Revolving Lenders, substantially in the form of Exhibit IV annexed hereto, as they may be
                                      ----------
amended, supplemented or otherwise modified from time to time.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Agreement" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit VI annexed
                                                            ----------
hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "Senior Officer" means any of the president, chief executive officer, executive vice president, chief financial officer, general counsel, and treasurer of the Company and the ranking officer of the bowling products operations, United States bowling centers operations and foreign bowling centers operations of the Company and its Subsidiaries.

          "Solvent," with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property (on a going concern basis) of such Person is (1) greater than the total amount of liabilities (including contingent liabilities other than prepetition liabilities which have been discharged under the Approved Plan of Reorganization) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Borrowers or any of their Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Borrowers or any of their Subsidiaries, (iii) the obligations of third party insurers of Borrowers or any of their Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Borrowers or any of their Subsidiaries, and (v) performance, payment, deposit or surety obligations of Borrowers or any of their Subsidiaries, incurred in the ordinary course of business.

          "Subordinated Indebtedness" means (i) the New Subordinated Debt and
(ii) any Indebtedness of Borrowers incurred from time to time and subordinated in right of payment to the Obligations in form and substance satisfactory to Administrative Agent.

          "Subsidiary", with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means any Subsidiary of Borrowers that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by certain existing Subsidiaries of Borrowers on the Closing Date and to be executed and delivered by additional Subsidiaries of Borrowers from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XI annexed hereto, as such Subsidiary Guaranty may hereafter be
   ----------
amended, supplemented or otherwise modified from time to time.

          "Supermajority Lenders" means Lenders having or holding more than 66 2/3% of the sum of the aggregate Term Loan Exposure of all Lenders plus the
                                                                   ----
aggregate Revolving Loan Exposure of all Lenders.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall gross or net income or net profits (including capital gains, alternative minimum taxes and franchise taxes and (a) by the United States, (b) by any other Government Authority under the laws of which such Lender is organized or has its principal place of business or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Loan Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located; provided, however, that there shall not be excluded (and this definition of "Tax" or "Taxes" shall therefore include) any and all gross income or gross profits taxes imposed by means of a deduction or withholding by any Governmental Authority.

          "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Borrowers pursuant to subsection 2.1A(ii), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure", with respect to any Lender, means, as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "Term Loans" means the Loans made by Lenders to Borrowers pursuant to subsection 2.1A(ii).

          "Term Notes" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as
                                                   ---------
they may be amended, supplemented or otherwise modified from time to time.

          "Title Company" means one or more title insurance companies reasonably satisfactory to Administrative Agent.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Letter of Credit Usage.
                            ----

          "To The Knowledge Of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by such Person (or, in the case of a Person other than a natural Person, known by any responsible executive officer (as defined in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended) making the representation, warranty or other statement, or with the exercise of reasonable good faith due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by such Person (or, in the case of a Person other than a natural Person, would have been known by such responsible executive officer of such Person).

          "Transaction Costs" means the fees, costs and expenses payable by Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

     1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations
          ------------------------------------------------------------------
          Under Agreement.
          ---------------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with

GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with any reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrowers, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrowers shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

       1.3   Other Definitional Provisions and Rules of Construction.
             -------------------------------------------------------

             A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

             B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

             C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

       2.1   Commitments; Making of Loans; Notes.
             -----------------------------------

             A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, each Lender hereby severally agrees to make the Loans as described in subsections 2.1A(ii) and 2.1A(iii).

             (i)  Intentionally Omitted.
                  ---------------------

             (ii) Term Loans. Each Lender that has a Term Loan Commitment
                  ----------
       severally agrees to lend to Borrowers on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the
                   ------------
       Term Loan Commitments is $290,000,000; provided that the
                                              --------

     Term Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on March 8, 2002, if the Term Loans are not made on or before that date. Borrowers may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii)  Revolving Loans. Each Revolving Lender severally agrees,
                 ---------------
     subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers under the Revolving Credit Facilities from time to time after the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the
        ------------
     Revolving Loan Commitments is $60,000,000; provided that the Revolving Loan
                                                --------
     Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's
                                           --------
     Revolving Loan Commitment shall expire immediately and without further action on March 8, 2002, if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any
                       --------
Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Whenever a Borrower desires that Lenders make Term Loans or Revolving Loans, Borrowers' Agent shall deliver to Administrative Agent a duly executed Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Borrowers' Agent may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a duly executed Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

          Neither Administrative Agent nor any Lender shall incur any liability to Borrowers in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Borrowers' Agent shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

          Borrowers' Agent shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Borrowers are required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by the Borrower or Borrowers of the proceeds of any Loans shall constitute a re-certification by Borrowers, as of the applicable Funding Date, as to the matters to which Borrowers are required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower or Borrowers on whose behalf such notice is given shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

          Notwithstanding the foregoing provisions of this subsection 2.1B, no Eurodollar Rate Loans may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan until the earlier of the sixtieth day after the Closing Date and the date specified by Syndication Agent to Borrowers on which the primary syndication of the Loans has been completed.

          C.    Disbursement of Funds.

          (i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a loan requested hereunder, nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

          (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to Borrowers' Agent on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Borrowers' Agent at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Revolving Loans then outstanding may exceed Daily Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at all times be Obligations owed to Daily Funding Lender under this Agreement; and provided further that in no event shall the aggregate principal amount of all Revolving Loans, including such Revolving Loans, outstanding at any time exceed the aggregate Revolving Loan Commitments then in effect minus the Letter of Credit Usage as of such time.

          Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, Borrowers' Agent shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Lender, and Daily Funding Lender may (and each Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans for twenty (20) Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "Daily Funding Lender Discretionary Period"). Once notice is given by Borrowers' Agent that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

          (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than Revolving Loans that consist of Base Rate Loans), Administrative Agent shall notify each Lender of the proposed borrowing. Each such Lender shall make the amount of its Loan available to Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and subject to the provisions of the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Borrowers' Agent on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Borrowers' Agent at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans pursuant to this subsection 2.1C that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

          D.    Settlement Procedures.

          (i) Daily Funding Lender will from time to time notify the other Lenders, not later than 12:00 Noon (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "Settlement Notice" and the date of each "Settlement Date") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

          (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such excess being the "Excess Funded Amount"), each other Lender will, not later than 4:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Borrowers believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

          (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such difference being the "Excess Paydown Amount"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

          (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of Borrowers or any of their Subsidiaries; (d) any breach of this Agreement by Borrowers, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by BTCo for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

          (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of the Borrowers from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          E.   The Register.

          Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Term Loans, and Revolving Loans of each Lender from time to time (the "Register"). Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

          F.   Notes. Borrowers shall execute and deliver on the Closing Date
(i) to Lenders (or to Administrative Agent for Lenders) (a) Term Note substantially in the form of Exhibit V annexed hereto to evidence each Lender's
                             ---------
Term Loan, in the principal amount of that Lender's Term Loan and with other appropriate insertions and (b) a Revolving Note substantially in the form of
Exhibit IV annexed hereto to evidence each Revolving Lender's Revolving Loans,
----------
in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

     2.2  Interest on the Loans.
          ---------------------

          A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Borrowers initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection

2.1B). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Revolving Loans shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the rate equal to the sum of the Base Rate plus the Base Rate Margin set forth in the table below
                    ----
          opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv); or

               (b) if a Eurodollar Rate Loan, then at the rate equal to the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set
                                          ----
          forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv):

--------------------------------------------------------------------------------
                          Consolidated      Adjusted Eurodollar         Base
                         Leverage Ratio         Rate Margin          Rate Margin
--------------------------------------------------------------------------------
Greater than
Or equal to                 3.50:1.00              4.00%              3.00%
--------------------------------------------------------------------------------
Greater than or equal       3.00:1.00
to but less than            3.50:1.00              3.75%              2.75%
--------------------------------------------------------------------------------
Greater than or equal
to but less than            2.50:1.00
                            3.00:1.00              3.50%              2.50%
--------------------------------------------------------------------------------
Less than                   2.50:1.00              3.25%              2.25%
--------------------------------------------------------------------------------

     provided that, until receipt of the Compliance Certificate for the Fiscal
     --------
     Quarter ended September 30, 2002, the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 4.00% per annum and for Revolving Loans that are Base Rate Loans shall be 3.00% per annum.

          (ii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Term Loans shall bear interest through maturity as follows:

               (a) if a Base Rate Loan, then at the rate equal to the sum of the Base Rate plus the Base Rate Margin set forth in the table below
                        ----
          opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv); or

               (b)  if a Eurodollar Rate Loan, then at the rate equal to the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set
                                          ----
          forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Compliance Certificate has been delivered pursuant to subsection 6.1(iv):

--------------------------------------------------------------------------------
                        Consolidated       Adjusted Eurodollar          Base
                       Leverage Ratio         Rate Margin            Rate Margin
--------------------------------------------------------------------------------
Greater than
Or equal to               3.50:1.00               4.50%               3.50%
--------------------------------------------------------------------------------
Greater than or equal     3.00:1.00
to but less than          3.50:1.00               4.25%               3.25%
--------------------------------------------------------------------------------
Greater than or equal     2.50:1.00
to but less than          3.00:1.00               4.00%               3.00%
--------------------------------------------------------------------------------
Less than                 2.50:1.00               4.00%               3.00%
--------------------------------------------------------------------------------

     provided that, until receipt of the Compliance Certificate for the Fiscal
     --------
     Quarter ended September 30, 2002, the applicable margin for Term Loans that are Eurodollar Rate Loans shall be 4.50% per annum and for Term Loans that are Base Rate Loans shall be 3.50% per annum.

          (iii) Upon delivery of the Compliance Certificate by Borrowers to Administrative Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with such Compliance Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Compliance Certificate (subject to the provisions of the foregoing clauses (i) and (ii)); provided that, if at any
                                                        --------
     time a Compliance Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Compliance Certificate was required to be delivered until delivery of such Compliance Certificate, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

          B. Interest Periods. In connection with each Eurodollar Rate Loan, Borrowers may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or, subject to Administrative Agent's approval, six month period; provided that:
                                    --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond February 28, 2008, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans
           ----
     that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

          (vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus
                                                                            ----
     (b) the aggregate principal amount of

     Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the Revolving Loan
                                     ----
     Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

          (viii) there shall be no more than fifteen (15) Interest Periods outstanding at any time; and

          (ix) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Borrowers shall be deemed to have selected an Interest Period of one month.

          C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

          D. Conversion or Continuation. Subject to the provisions of subsections 2.6 and 2.1B, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however,
                                                             --------  -------
that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Borrowers' Agent shall deliver a duly executed Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Borrowers' Agent may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly
                            --------
confirmed in writing by delivery of a duly executed Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

          E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration
        --------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

          F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid
                                             --------
on the same day on which it is made, one day's interest shall be paid on that Loan.

          G. Maximum Rate. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrowers with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

     2.3  Fees.
          ----

          A. Commitment Fees. Borrowers agree to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitment over the Total Utilization of the Revolving Loan Commitments multiplied by a rate equal to .50% per annum, such
                           ----------
commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the first Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

          B. Other Fees. Borrowers agree to pay to Administrative Agent such fees in the amounts and at the times separately agreed upon between Borrowers and Administrative Agent.

     2.4  Repayments, Prepayments and Reductions in Revolving Loan Commitments;
          ----------------------------------------------------------------------
          General Provisions Regarding Payments; Application of Proceeds of
          -----------------------------------------------------------------
          of Collateral and Payments Under Subsidiary Guaranty.
          ----------------------------------------------------

          A.   Scheduled Payments of Term Loans and Revolving Loan Commitments.

         (i)   Intentionally Omitted.
               ---------------------

         (ii)  Scheduled Payments of Term Loans.  Borrowers shall make principal
               --------------------------------
     payments on the Term Loans in installments on the dates and in the amounts set forth below:

     -------------------------------------------------------------------------
                  Date                           Scheduled Repayment
                  ----                           -------------------
     -------------------------------------------------------------------------
             June 30, 2002                           $2,000,000
     -------------------------------------------------------------------------
           September 30, 2002                        $2,000,000
     -------------------------------------------------------------------------
           December 31, 2002                         $6,000,000
     -------------------------------------------------------------------------
             March 31, 2003                          $6,562,500
     -------------------------------------------------------------------------
             June 30, 2003                           $2,187,500
     -------------------------------------------------------------------------
           September 30, 2003                        $2,187,500
     -------------------------------------------------------------------------
           December 31, 2003                         $6,562,500
     -------------------------------------------------------------------------
             March 31, 2004                          $8,437,500
     -------------------------------------------------------------------------
             June 30, 2004                           $2,812,500
     -------------------------------------------------------------------------
           September 30, 2004                        $2,812,500
     -------------------------------------------------------------------------
           December 31, 2004                         $8,437,500
     -------------------------------------------------------------------------
             March 31, 2005                          $11,250,000
     -------------------------------------------------------------------------
             June 30, 2005                           $3,750,000
     -------------------------------------------------------------------------
           September 30, 2005                        $3,750,000
     -------------------------------------------------------------------------
           December 31, 2005                         $11,250,000
     -------------------------------------------------------------------------
             March 31, 2006                          $11,250,000
     -------------------------------------------------------------------------
             June 30, 2006                           $3,750,000
     -------------------------------------------------------------------------
           September 30, 2006                        $3,750,000
     -------------------------------------------------------------------------
           December 31, 2006                         $11,250,000
     -------------------------------------------------------------------------
             March 31, 2007                          $11,250,000
     -------------------------------------------------------------------------
             June 30, 2007                           $3,750,000
     -------------------------------------------------------------------------
           September 30, 2007                        $3,750,000
     -------------------------------------------------------------------------
           December 31, 2007                         $11,250,000
     -------------------------------------------------------------------------
           February 28, 2008                        $150,000,000
     -------------------------------------------------------------------------

     --------------------------------------------------------------------------
                     Date                      Scheduled Repayment
                     ----                      -------------------
     --------------------------------------------------------------------------
                    Total:                        $290,000,000
     --------------------------------------------------------------------------

; provided that the scheduled installments of principal of the Term Loans set
  --------
forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Term Loans and all other amounts owed hereunder with
--------  -------
respect to the Term Loans shall be paid in full no later than February 28, 2008, and the final installment payable by Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Borrowers under this Agreement with respect to the Term Loans.

          B. Prepayments and Unscheduled Reductions in Revolving Loan
Commitments.

          (i)  Voluntary Prepayments. Borrowers may, upon not less than one
               ---------------------
     Business Day's prior written or telephonic notice, in the case of Base Rate Loans and three Business Days' telephonic or written notice in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part, without premium or penalty, in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount (except as otherwise provided in subsection 2.4B(iii)(a)), provided that Borrowers may only prepay Eurodollar Loans on the last days of the related Interest Periods and if the Borrowers pay all breakage costs associated with such prepayment as provided in subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

          (ii) Voluntary Reductions of Revolving Loan Commitments. Borrowers
               --------------------------------------------------
     may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan
                --------
     Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business
     Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan

     Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4B(iv).

          (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan
                ----------------------------------------------------------------
     Commitments. The Loans shall be prepaid and/or the Revolving Loan
     -----------
     Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

               (a) Prepayments and Reductions From Net Asset Sale Proceeds. No
                   -------------------------------------------------------
          later than (i) one Business Day after the date of receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale with respect to assets situated in the United States of America and (ii) the fifth (5/th/) Business Day after receipt by Borrowers or any of their Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale with respect to assets situated outside the United States of America, Borrowers shall either (1) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds or (2), so long as no Potential Event of Default or Event of Default shall have occurred and be continuing deliver to Administrative Agent an Officer's Certificate setting forth (x) that portion of such Net Asset Sale Proceeds that Borrowers or such Subsidiary intends to reinvest in equipment, real property or other productive assets of the general type used in the business of Borrowers and their Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such portion of the Net Asset Sale Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Borrowers shall, or shall cause one or more of their Subsidiaries to, promptly and diligently apply such portion to such reinvestment purposes; provided, however, that, pending such
                                      --------  -------
          reinvestment, such portion of the Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments and notwithstanding any minimum prepayment requirement in subsection 2.4B(i)) to the full extent thereof. In addition, Borrowers shall, no later than 270 days after receipt of such Net Asset Sale Proceeds that have not theretofore been applied to the Obligations or that have not been so reinvested as provided above, make an additional prepayment of the Loans (and/or the Revolving Loan Commitments shall be permanently reduced) in the full amount of all such Net Asset Sale Proceeds.

               (b) Prepayments and Reductions from Net Insurance/Condemnation
                   ----------------------------------------------------------
          Proceeds. No later than (i) the first Business Day following the date
          --------
          of receipt by Administrative Agent or by Borrowers or any of their Subsidiaries of any Net Insurance/Condemnation Proceeds with respect to assets situated in the United States of America and (ii) the fifth
          (5th) Business Day after receipt by Borrowers or any of their Subsidiaries of any Net Insurance/Condemnation Proceeds with respect to assets situated outside the United States of America, if Borrowers that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Insurance/Condemnation Proceeds.

               (c) Prepayments and Reductions Due to Issuance of Equity
                   ----------------------------------------------------
          Securities. On the date of receipt of the Net Securities Proceeds from
          ----------
          the issuance of any Capital Stock of Company or of any Subsidiary of Company (other than issuances to Company) or from any capital contribution to Company by any holder of Capital Stock thereof after the Closing Date (other than Net Securities Proceeds from the issuance of any Capital Stock to any employees, directors or consultants of Borrowers and their Subsidiaries, in connection with any benefit plans of Borrowers or their Subsidiaries), Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Net Securities Proceeds.

               (d) Prepayments and Reductions Due to Issuance of Indebtedness.
                   ----------------------------------------------------------
          No later than the first Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Borrowers or any of their Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of such Net Securities Proceeds.

               (e) Prepayments and Reductions from Consolidated Excess Cash
                   --------------------------------------------------------
          Flow. In the event that there shall be Consolidated Excess Cash Flow
          ----
          for any Fiscal Year (commencing with Fiscal Year 2002), Borrowers shall, no later than 110 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to (A) 75% of such Consolidated Excess Cash Flow, if the Consolidated Leverage Ratio on the last day of the applicable Fiscal Year is greater than or equal to 3.00:1.0, (B) 50% of such Consolidated Excess Cash Flow, if the Consolidated Leverage Ratio on the last day of the applicable Fiscal Year is less than 3.00:1.00 but greater than 2.50:1.00, or (C) 25% of such Consolidated Excess Cash Flow, if the Consolidated Leverage Ratio on the last day of the applicable Fiscal Year is less than 2.50:1.00.

               (f) Calculations of Net Proceeds Amounts; Additional Prepayments
                   ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations. Concurrently with any
          -----------------------------------------------
          prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Borrowers shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

               (g) Prepayments Due to Reductions or Restrictions of Revolving
                   ----------------------------------------------------------
          Loan Commitments. Borrowers shall from time to time prepay the
          ----------------
          Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

               (h) Deposit of Prepayment Amounts into Collateral Account.
                   -----------------------------------------------------
          Notwithstanding the foregoing subsections 2.4B(iii)(a) through (e) and the following subsection 2.4B(iii)(i), if the making of any prepayments required thereunder shall cause the Borrowers to prepay a Eurodollar Rate Loan and incur breakage and other costs pursuant to subsection 2.6D, then, provided that there is no Event of Default or Potential Event of Default on the date of such prepayment, Borrowers may instead deposit the amount of such required prepayment into the Collateral Account and Agent shall thereafter apply such funds in the Collateral Account to the repayment of the applicable Loans upon the expiration of the applicable Eurodollar Rate Loan Interest Periods; provided, that (a) Agent shall have no liability in the event of a misapplication of such funds and (b) upon the occurrence of an Event of Default or Potential Event of Default, Agent may apply such funds to the applicable Eurodollar Rate Loans without notice to Borrowers and Borrowers shall be liable under subsection 2.6D for any breakage or other costs resulting therefrom.

               (i) Prepayments of Revolving Loans from Amounts Transferred to
                   ----------------------------------------------------------
          BTCo Account. If any amounts are transferred to the BTCo Account on
          ------------
          any Business Day pursuant to the terms of any Blocked Account Agreement, then on such Business Day, if such amounts are transferred to the BTCo Account prior to 1:00 p.m. (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCo Account on or after 1:00 p.m. (New York time) on such Business Day, Borrowers shall prepay Borrowers' Revolving Loans constituting Base Rate Loans (without a reduction in the Revolving Loan Commitments) in an amount equal to the amount transferred to the BTCo Account pursuant to the terms of the applicable Blocked Account Agreement on such Business Day until all outstanding Revolving Loans constituting Base Rate Loans shall have been paid in full.

          (iv) Application of Prepayments and Unscheduled Reductions of
               --------------------------------------------------------
     Revolving Loan Commitments.
     --------------------------

               (a) Application of Voluntary Prepayments by Type of Loans and
                   ---------------------------------------------------------
          Order of Maturity. Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i)
               shall be applied as specified by Borrowers in the applicable notice of prepayment; provided that in the event Borrowers fail
                                     --------
               to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay
                                                         -----
               outstanding Revolving Loans to the full extent thereof (without a reduction in the Revolving Loan Commitment), and second to repay
                                                                ------
               outstanding Term Loans to the full extent thereof. Subject to subsection 2.4B(iv)(e), any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Term Loans by reducing the remaining scheduled installments of principal of the Term Loans on a pro rata basis.

                    (b) Application of Mandatory Prepayments by Type of Loans.
                        -----------------------------------------------------
               Except as provided in subsection 2.4D, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans
                                                 -----
               to the full extent thereof and second, to the extent of any
                                              ------
               remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment. Any mandatory reduction of Revolving Commitments pursuant to this subsection 2.4B shall be in proportion to each Revolving Lender's Pro Rata Share.

                    (c) Application of Mandatory Prepayments of Term Loans and
                        ------------------------------------------------------
               the Scheduled Installments of Principal Thereof. Any mandatory
               -----------------------------------------------
               prepayments of the Term Loans pursuant to subsection 2.4B(iii), subject to the last sentence of subsection 2.4B(iv)(b) and subject to subsection 2.4B(iv)(e), shall be applied to reduce the remaining scheduled installments of principal of the Term Loans set forth in subsection 2.4A(ii) on a pro rata basis.

                    (d) Application of Prepayments to Base Rate Loans and
                        -------------------------------------------------
               Eurodollar Rate Loans. Considering that Term Loans and Revolving
               ---------------------
               Loans are being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D; provided, however,
                                                              --------  -------
               that Borrowers may elect that the remainder of such prepayments not applied to prepay Base Rate Loans be deposited in the Collateral Account and applied thereafter to prepay the Eurodollar Rate Loan or Loans with Interest Periods expiring on a date or dates nearest the date of deposit in accordance with this subsection 2.4B(iv), upon expiration of such Interest Periods.

                    (e) Waiver of Term Loan Prepayments. Notwithstanding the
                        -------------------------------
               foregoing, while any Revolving Loans or Revolving Loan Commitments are outstanding, in the case of any mandatory or optional prepayment of Term Loans under subsections 2.4B(i) and 2.4B(iv), a Lender of a Term Loan (each a "Waiving Lender") shall have the option to waive its rights to receive such a prepayment (each a "Waived Prepayment") and instead the aggregate amount of any such Waived Prepayment shall be applied to the prepayment of the Term

          Loans of Lenders that are not Waiving Lenders (to the full extent of the amount of the applicable Waived Prepayment) and thereafter such amounts shall be applied to the prepayment of the Revolving Loans (to the full extent thereof) but the Revolving Commitments shall not be permanently reduced upon such prepayment.

          C.    General Provisions Regarding Payments.

          (i)   Manner and Time of Payment. All payments by Borrowers of
                --------------------------
     principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City Time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Borrowers hereby authorize Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided that Agent shall not have the right to request such Revolving Loans if, after giving effect to such Revolving Loans, the aggregate outstanding principal amount of Revolving Loans would exceed the Revolving Loan Commitments then in effect minus the Letter of Credit usage. Daily Funding Lender shall make the amount of such Revolving Loans which shall be made as Base Rate Loans available to Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Borrowers and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Borrowers hereby agree that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4C(i), Borrowers shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to Borrowers of the amount of Revolving Loans made pursuant to this subsection 2.4C(i), together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans. In addition, Borrowers hereby authorize Agent to charge their accounts with Administrative Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)  Application of Payments to Principal and Interest. Except as
                -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments. Aggregate principal and interest
                 -------------------------
     payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares; provided that (i) payments of principal in respect of the Revolving Loans pursuant to subsection 2.4B(iii)(i) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days. Whenever any payment to be made
                 -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)    Notation of Payment. Each Lender agrees that before disposing
                 -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

          D. Application of Proceeds of Collateral and Payments after Event of Default.

          Upon the occurrence and during the continuation of an Event of Default, either if requested by Requisite Lenders or upon termination of the Revolving Loan Commitments (a) all payments received on account of the Obligations, whether from Borrowers, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

          (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

          (ii) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

          (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

     2.5  Use of Proceeds.
          ---------------

          A. Term Loans and Initial Revolving Loans on Closing Date. On the Closing Date, the proceeds of the Term Loans and not more than $10,000,000 of Revolving Loan proceeds shall be applied by Borrowers, together with other available funds, to make cash payments to satisfy all claims that are to be paid in Cash on or after the Closing Date pursuant to the Approved Plan of Reorganization, including without limitation, certain prepetition claims, including all amounts due under the Existing Credit Facilities, administrative priority claims and all other costs and expenses and cash payments related to the consummation of the Approved Plan of Reorganization pursuant to its terms and to pay Transaction Costs.

          B. Revolving Loans. Except as provided in subsection 2.5A, in no event shall any proceeds of any Revolving Loans be applied to make any payments under the Plan of Reorganization other than the rollover of the Existing Letters of Credit. Once issued, Revolving Loans shall only be available for the Borrowers' and their Subsidiaries' working capital and general corporate purposes not directly related to the consummation of the Approved Plan of Reorganization needs and for the issuance of Letters of Credit. Borrowers may advance the proceeds of Revolving Loans to Foreign Subsidiaries in an aggregate amount not exceeding at any time outstanding the amount provided in subsection 7.1(iv)(d) or request the issuance of Letters of Credit on such Foreign Subsidiaries' behalf and in such Foreign Subsidiaries' names.

          C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

     2.6  Special Provisions Governing Eurodollar Rate Loans.
          --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

          A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

          B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

          C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Borrowers pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrowers shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

          D. Compensation For Breakage or Non-Commencement of Interest Periods. Borrowers shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Borrowers, or (iv) as a consequence of any other default by Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

          E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

          F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

          G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Borrowers.

     2.7  Increased Costs; Taxes; Capital Adequacy.
          ----------------------------------------

          A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

          (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.

          B.   Taxes.

          (i)  Payments to Be Free and Clear. All sums payable by Borrowers
               -----------------------------
     under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments. If Borrowers or any other Person is
               -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Borrowers to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrowers become aware of it;

               (b) Borrowers shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Borrowers) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Borrowers shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any
--------
Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

          (iii) Evidence of Exemption from U.S. Withholding Tax.
                -----------------------------------------------

                (a) Each Non-US Lender shall deliver to Administrative Agent and to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code,
          (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of Borrowers or (iii) a controlled foreign corporation related to Borrowers (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Borrowers two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

               (d) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii), (1) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) or (2) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1)
          of this subsection 2.7B(iii); provided that if such Lender shall have
                                        --------
          satisfied the requirements of subsection 2.7B(iii)(a) on the date such
          Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Borrowers from such Lender of the statement referred to in subsection 2.8A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

     2.8  Statement of Lenders; Obligation of Lenders and Issuing Lenders to
          ------------------------------------------------------------------
          Mitigate.
          --------

          A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          B. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be eliminated or materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not
                          --------
be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Borrowers agree to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

     2.9  Replacement of a Lender.
          -----------------------

          If Borrowers receive a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrowers have obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrowers pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 10 days prior written notice to the Subject Lender and Administrative Agent, Borrowers may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the
       --------
Subject Lender shall have received
payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Administrative Agent, (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (4) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Borrowers also require each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

     2.10 Collection, Deposit and Transfer of Payments in Respect of Accounts.
          --------------------------------------------------------------------

          Borrowers shall, and shall cause each of their Subsidiaries to, maintain in effect at all times the system of accounts and procedures comprising the Cash Management System, as it may be modified from time to time in a manner reasonably satisfactory to Administrative Agent, for the collection and deposit of payments in respect of such Person's Deposit Accounts and the transfer of amounts so deposited to the BTCo Account. Without limiting the generality of the foregoing:

     A. Maintenance of Concentration Accounts.

          (i) Except as permitted under subsection 2.10A(ii), Borrowers shall, and shall cause each of their Subsidiaries to, at all times maintain the Concentration Accounts described in Schedule 1.1A annexed hereto or otherwise established pursuant to the terms of this Agreement and the Blocked Account Agreements, if any.

          (ii) Borrowers shall not, and shall not permit any of their Subsidiaries to, close any Concentration Account or open a new Concentration Account unless it shall have (a) notified Administrative Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Administrative Agent) prior to the proposed closing or opening and (b) in the case of a new Concentration Account, entered into a Blocked Account Agreement with the applicable Concentration Bank.

     B. Collection and Deposit of Payments in Respect of Accounts. Borrowers hereby agree, from and after such time, if any, as Administrative Agent shall have notified Borrowers in writing that the provisions of this subsection 2.10B are to become effective until such later time, if any, as Administrative Agent shall have notified Borrowers in writing that such provisions are no longer to be effective, not to deposit any monies into the Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of Borrowers' Accounts.

     C. Transfer of Amounts Deposited in the Concentration Accounts to the BTCo Account. If the amount on deposit in any Concentration Account on any Business Day exceeds $1,000,000, Borrowers shall cause any amounts deposited in such Concentration Account in excess of $1,000,000 to be transferred on such Business Day to the BTCo Account. Any amounts so transferred to the BTCo Account first shall be applied as provided in subsection 2.4B(iii)(i) to the extent therein provided, and thereafter any amounts so transferred to the BTCo Account, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, shall be available for disbursement to the applicable Loan Parties for working capital and other general corporate purposes subject to the terms and provisions of this Agreement.

     D. Treatment of Accounts. Borrowers shall not, without Administrative Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practice, provided that no such consent shall be required unless and until the aggregate amount of such Accounts exceeds $1,000,000 individually and $5,000,000 in the aggregate.

     E. Borrowers to Provide Information. Borrowers shall, at such intervals as Administrative Agent may reasonably request, furnish such statements, schedules and/or information as Administrative Agent may request relating to Borrowers' and their Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices (if any) evidencing such Accounts.

     2.11 Joint and Several Liability.
          ---------------------------

     A. Joint and Several Liability. The Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with the other Borrowers, directly and unconditionally liable to the Administrative Agent and the Lenders for all Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes and the Obligations, it being agreed that the advances to each Borrower inure to the benefit of all of the Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and arranging for the issuance of Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon a default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Obligation payable to the Administrative Agent or any Lender which constitutes an Event of Default, it will forthwith pay the same, without notice or demand except to the extent expressly provided to the contrary herein.

     B. No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower to repay any outstanding Obligations until all such outstanding Obligations are paid in full and this Agreement is terminated.

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

     2.12 Obligations Absolute.
          --------------------

          Each Borrower agrees that the Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

     2.13 Waiver of Suretyship Defenses.
          -----------------------------

          Each Borrower agrees that the joint and several liability of the Borrowers provided for in subsection 2.11 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and, if applicable, the Lenders specifically releasing or limiting such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

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

     2.14  Contribution and Indemnification among the Borrowers.
           ----------------------------------------------------

           Each Borrower is obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Loans made to the other Borrowers hereunder or other Obligations incurred directly and primarily by the other Borrowers (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrowers in an amount equal to such Accommodation Payment. All rights and claims of contribution, indemnification and reimbursement under this subsection 2.14 shall be subordinate in right of payment to the prior payment in full in Cash of the Obligations.

     2.15  Company as Borrowers' Agent.
           ---------------------------

           Company is hereby appointed Borrowers' Agent hereunder by each Borrower (in such capacity "Borrowers' Agent"). Each Borrower hereby irrevocably authorizes, directs and empowers Company with full power of attorney to act for and in the name of such Borrower and as its agent hereunder and under the other instruments and agreements referred to herein. Company hereby accepts each such appointment. Each Borrower hereby irrevocably authorizes Company to take such action on such Borrower's behalf and to exercise such powers hereunder, under the other Loan Documents, and under the other agreements and instruments referred to herein or therein as may be contemplated being taken or exercised by such Borrower by the terms hereof and thereof, together with such powers as may be incidental thereto, including, without limitation, to borrow hereunder and deliver Notices of Borrowing, Notices of Conversion/Continuation, Notices of Issuance of Letter of Credit and Compliance Certificates hereunder, to convert, continue, repay or prepay Loans made hereunder, to reduce the Commitments, to pay interest, fees, costs and expenses incurred in connection with the Loans, this Agreement, the other Loan Documents, and the other agreements and instruments referred to herein or therein, to receive from or deliver to Administrative Agent or any Lender any notices, statements, reports, certificates or other documents or instruments contemplated herein, in the other Loan Documents or in any other agreement or instrument referred to herein and to receive from or transmit to Administrative Agent any Loan proceeds or payments. Administrative Agent and each Lender shall be entitled to rely on the appointment and authorization of Company with respect to all matters related to this Agreement, the other Loan Documents and any other agreements or instruments referred to herein or therein whether or not any particular provision hereof or thereof specifies that such matters may or shall be undertaken by Borrowers' Agent. In reliance hereon, Administrative Agent and each Lender shall have the right to deal only with Company with the same effect as if Administrative Agent or such Lender had dealt with each Borrower separately and individually.

Section 3. LETTERS OF CREDIT

     3.1   Issuance of Letters of Credit and Lenders' Purchase of Participations
           ---------------------------------------------------------------------
           Therein.
           -------

           A. Letters of Credit. In addition to Borrowers' Agent requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(iii), Borrowers' Agent may request,

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

in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to 30 days prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of the applicable Borrower for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Borrowers' Agent shall
                                            --------
not request that any Revolving Lender issue (and no Revolving Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $25,000,000 (after conversion of the face amount of Letters of Credit issued in a currency other than Dollars into Dollars at the prevailing spot rate);

          (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) five days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year after the date of issuance of such Standby Letter of Credit; provided that the immediately
                                                --------
     preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided,
                                                                     --------
     further that such Issuing Lender shall elect not to extend such Standby
     -------
     Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (iv) any Standby Letter of Credit issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code), other than any renewals or replacements of Existing Letters of Credit;

          (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (1) 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days after the date of issuance of such Commercial Letter of Credit, or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

          (vi) any Letter of Credit issued in a currency other than (a) Dollars, (b) Euros, (c) Australian Dollars, (d) Pesos or (e) Pounds or as otherwise approved by Agent.

          B.    Mechanics of Issuance.

          (i)   Request for Issuance. Whenever Borrowers desire the issuance of
                --------------------
     a Letter of Credit, Borrowers' Agent shall deliver to Administrative Agen a Request for Issuance

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

     of a Letter of Credit no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance of Letter of Credit. Any Letter of Credit issued by BTCo or an Affiliate must provide that the only type of draft which may be presented thereunder is a sight draft (together with any required drawing certificates) in form and substance satisfactory to the applicable Issuing Lender.

          Borrowers' Agent shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Request for Issuance of Letter of Credit.

          (ii) Determination of Issuing Lender. Upon receipt by Administrative
               -------------------------------
     Agent of a Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers' Agent, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Borrowers' Agent, whereupon Borrowers' Agent may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Borrowers' Agent and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Revolving Lender that so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, provided that such Letter of Credit is a Standby Letter of Credit, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect. In the event that all other Revolving Lenders shall have declined to issue a Commercial Letter of Credit, then Borrowers' Agent may elect to have a financial institution which is not a Lender issue a commercial letter of credit and Borrowers' Agent may request that Issuing Lender issue and Issuing Lender shall issue a Standby Letter of Credit as credit support for any such commercial letter of credit (subject to the provisions of this Section 3).

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

          (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in
                ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)  Notification to Revolving Lenders. Upon the issuance of or
                ---------------------------------
     amendment to any Standby Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and Borrowers' Agent of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Promptly upon receipt of such notice, Administrative Agent shall notify each other Lender of such issuance or amendment and if so requested by a Lender, the Administrative Agent shall furnish such Lender with a copy of such issuance or amendment. With regard to Commercial Letters of Credit, each Issuing Lender shall on the first Business Day of each week furnish the Administrative Agent (with a copy to Borrowers' Agent), by facsimile, with a report of the daily aggregate outstanding Commercial Letters of Credit issued by such Issuing Lender.

          C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          D. Existing Letters of Credit; Backstop Letters of Credit. Upon satisfaction of the conditions set forth in subsection 4.1, Issuing Lenders shall issue Letters of Credit (the "Backstop Letters of Credit") to support reimbursement of the Existing Letters of Credit and/or shall issue Letters of Credit to replace the Existing Letters of Credit. Upon the issuance of the Backstop Letters of Credit, each Lender having a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuing Lender a participation in such Backstop Letters of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     3.2  Letter of Credit Fees.
          ---------------------

          Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $250 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the amount available to be drawn under such
                     -------------
     Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on

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

     and to (but excluding) the first Business Day of each Fiscal Quarter and computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $250 and (Y) 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin for Revolving Loans multiplied by the amount available to be drawn under such
                     -------------
     Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the first Business Day of each Fiscal Quarter and computed on the basis of a 360-day year for the actual number of days elapsed;

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be; and

          (iv) For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount. With respect to Existing Letters of Credit, the fees described in clause (i) above shall accrue from and including the Closing Date.

     3.3  Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
          ------------------------------------------------------------------

          A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

          B. Reimbursement by Borrowers of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and Administrative Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in
                                           --------
this Agreement to the contrary notwithstanding, (i) unless Borrowers' Agent shall have notified Administrative Agent and such Issuing Lender prior to 11:00 A.M.

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

(New York City time) on the date such drawing is honored that Borrowers intend to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Borrowers' Agent shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that
                                                        --------  -------
if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

          C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.

          (i)  Payment by Revolving Lenders. In the event that Borrowers shall
               ----------------------------
     fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

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

          (ii) Distribution to Lenders of Reimbursements Received From
               -------------------------------------------------------
     Borrowers. In the event any Issuing Lender shall have been reimbursed by
     ---------
     other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

          D.   Interest on Amounts Paid Under Letters of Credit.

          (i)  Payment of Interest by Borrowers. Borrowers agree to pay to each
               --------------------------------
     Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii) Distribution of Interest Payments by Issuing Lender. Promptly
               ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date

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

     on which such portion of such payment is reimbursed by Borrowers. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

     3.4   Obligations Absolute.
           --------------------

           The obligation of Borrowers to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

           (i) any lack of validity or enforceability of any Letter of Credit;

           (ii) the existence of any claim, set-off, defense or other right which Borrowers or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

           (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

           (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers or any of their Subsidiaries;

           (vi) any breach of this Agreement or any other Loan Document by any party thereto;

           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

           (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

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

     3.5   Indemnification; Nature of Issuing Lenders' Duties.
           --------------------------------------------------

           A. Indemnification. In addition to amounts payable as provided in subsection 2.7, Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of outside counsel and, after the occurrence and during the continuance of an Event of Default, allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

           B. Nature of Issuing Lenders' Duties. As between Borrowers and any Issuing Lender, Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

           In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Borrowers.

           Notwithstanding anything to the contrary contained in this subsection 3.5, Borrowers shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

Section 4. CONDITIONS TO LOANS AND LETTERS OF CREDIT

           The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

     4.1   Conditions to Term Loans and Initial Revolving Loans.
           ----------------------------------------------------

           The obligations of Lenders to make the Term Loans and the initial Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

           A. Loan Party Documents. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Borrowers or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

           (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

           (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

           (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

           (iv) Executed originals of the Loan Documents to which such Person is a party; and

           (v) Such other documents as Administrative Agent may reasonably request.

           B. Fees. Borrowers shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          C.   Corporate and Capital Structure; Ownership

          (i)  Corporate Structure. The corporate organizational structure of
               -------------------
     Borrowers and their Subsidiaries upon the Effective Date (other than changes from Restructuring Transactions occurring after the Effective Date on Schedule 4.1C) shall be as set forth on Schedule 4.1C annexed hereto and
        -------------                           -------------
     otherwise satisfactory to Administrative Agent.

          (ii) Capital Structure and Ownership. The capital structure and
               -------------------------------
     ownership of Borrowers upon the Effective Date (other than changes from Restructuring Transactions occurring after the Effective Date as shown on
     Schedule 5.1) shall be as set forth on Schedule 5.1 annexed hereto and
                                            ------------
     otherwise satisfactory to Administrative Agent.

          D. Representations and Warranties; Performance of Agreements. Borrowers shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

          E. Financial Statements. On or before the Closing Date, Lenders shall have received from Borrowers (i) audited financial statements of Company and its Subsidiaries for the Fiscal Years ended December 31, 2000, 1999 and 1998, (ii) unaudited financial statements of Company and its Subsidiaries for the Fiscal Quarters ended March 30, June 30 and September 30, 2001, (iii) projected financial statements (including balance sheets and statements of operations and cash flows) and a pro forma balance sheet of the Company and its Subsidiaries as of the Closing Date after giving effect to the Approved Plan of Reorganization and the financing contemplated hereby, for the Company and its Subsidiaries for the period after the Closing Date ending December 31, 2005, all of the foregoing to be (x) substantially consistent with any financial statements for the same periods previously delivered to the Administrative Agent prior to November 14, 2001 and (y) otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, subject to reasonable changes acceptable to Administrative Agent to accommodate "fresh start" accounting.

          F. Opinions of Counsel to Loan Parties. Lenders shall have received originally executed copies of one or more favorable written opinions of McGuireWoods LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in
Exhibit VIII annexed hereto and as to such other matters as Administrative Agent
------------
acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Borrowers to such counsel to deliver such opinions to Lenders).

          G. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto.
                                   ----------

          H. Evidence of Insurance. Administrative Agent shall have received a certificate from Borrowers' insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

          I. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Borrowers shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Borrowers and their Subsidiaries in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization and consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

          J. Environmental Reports. If requested by Administrative Agent in its reasonable discretion, the Administrative Agent and the Lenders shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Borrowers and their Subsidiaries and the Facilities.

          K. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1L, Administrative Agent shall have received evidence satisfactory to it that Borrowers and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)  Stock Certificates and Instruments. Delivery to Administrative
               ----------------------------------
     Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security

     Agreement and any Foreign Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (ii)  UCC Financing Statements. Delivery to Administrative Agent of
                ------------------------
     UCC financing statements duly executed by each applicable Loan Party (if required) with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (iii) PTO Cover Sheets, Etc.  Delivery to Administrative Agent of all
                ---------------------
     cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

          (iv)  Cash Management. Delivery to Administrative Agent of a Blocked
                ---------------
     Account Agreement executed by each Person that is a party thereto with respect to each Deposit Account listed on Schedule I annexed to the Security Agreement and Administrative Agent's approval in its reasonable discretion of Borrowers' and their Subsidiaries' cash management systems;

          (v)   Opinions of Local Counsel. Delivery to Administrative Agent of
                -------------------------
     an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party is located (within the meaning of Section 9-301 of the UCC) with respect to the creation and perfection of the security interests in favor of Administrative Agent in the Collateral owned by such Loan Party and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

          L. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Administrative Agent shall have received from Borrowers and each applicable Subsidiary Guarantor:

          (i)   Closing Date Mortgages. Fully executed and notarized Mortgages
                ----------------------
     (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule
                                                                   --------
     4.1L(i) annexed hereto (each a "Closing Date Mortgaged Property" and,
     -------
     collectively, the "Closing Date Mortgaged Properties");

          (ii)  Opinions of Local Counsel. An opinion of counsel (which counsel
                -------------------------
     shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii) Landlord Consents and Estoppels; Recorded Leasehold Interests.
                -------------------------------------------------------------
     In the case of each Closing Date Mortgaged Property consisting of a Leasehold Property identified on Schedule 4.lL(iii), (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)  Title Insurance. If requested by Administrative Agent, (a) ALTA
                ---------------
     mortgagee title insurance policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Borrowers with respect to the Closing Date Mortgaged Properties, in an amount satisfactory to Administrative Agent (not exceeding the fair market value of the Closing Date Mortgage Properties), insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Borrowers or to the appropriate governmental authorities all expenses and premiums of the Title Borrowers in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

          (v)   Title Commitments. If requested by Agent, with respect to each
                -----------------
     Real Property Asset listed in Schedule 4.1L(i) annexed hereto, a title
                                   ----------------
     insurance commitment issued by the Title Company with respect thereto, dated not more than 90 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

          (vi)  Copies of Documents Relating to Title Exceptions. If requested
                ------------------------------------------------
     by Agent, copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title commitments delivered pursuant to subsection 4.1L(v);

          (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which
                -------------------------------------------
     may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such

     Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Borrowers have obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          M. Matters Relating to Existing Indebtedness of Borrowers and their Subsidiaries.


          (i)   Termination of Existing Credit Facilities and Related Liens;
                -----------------------------------------------------------
     Existing Letters of Credit. On the Closing Date, Borrowers and their
     --------------------------
     Subsidiaries shall have (a) no Indebtedness outstanding under the DIP Credit Facility and (b) discharged Indebtedness under the Prepetition Credit Facility as provided in the Approved Plan of Reorganization, (c) terminated any commitments to lend or make other extensions of credit under the Existing Credit Facilities, (d) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Borrowers and their Subsidiaries under Existing Credit Facilities to the extent required by the Administrative Agent, and (e) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any Existing Letters of Credit or the issuance of Letters of Credit to support the obligations of Borrowers and their Subsidiaries with respect to the Existing Credit Facilities.

          (ii)  Discharge of Existing Bond Debt. Borrowers shall have discharged
                -------------------------------
     all of the Existing Bond Debt.


          (iii) Existing Indebtedness to Remain Outstanding. Administrative
                -------------------------------------------
     Agent shall have received an Officer's Certificate of Borrowers stating that, after giving effect to the transactions described in this subsection 4.1M, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and under the New Subordinated Indenture) shall consist solely of approximately $3,100,000 in aggregate principal amount and outstanding Indebtedness described in Schedule 7.1(iv), (v) and (viii). The
                                           -------------------------------
     terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent.

          N. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

          O. Plan of Reorganization; Confirmation Order; Discharge of Existing Credit Facilities.

          (i)   Plan of Reorganization. The Plan of Reorganization and all
                ----------------------
     amendments, modifications, revisions and restatements thereof, if any, shall have been delivered to Administrative Agent and shall be in form and substance acceptable to Administrative

     Agent (in such form approved by Administrative Agent, the "Approved Plan of Reorganization"). Except as set forth in modification motions filed with the Bankruptcy Court and served upon and approved by Administrative Agent, there shall have been no modifications, amendments, revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Borrowers or any Debtor Subsidiary in the Approved Plan of Reorganization shall be accurate, true, correct and complete in all material respects as of the Closing Date. The Approved Plan of Reorganization (A) shall provide for the payments described in subsection 2.5A and the issuance of the New Subordinated Debt; and (B) upon satisfaction of all conditions to the effectiveness of this Agreement, shall become effective in accordance with its terms without waiver of any condition to such effectiveness that, in Administrative Agent's reasonable judgment, is material.

          (ii)   Confirmation Order. The Confirmation Order shall have been
                 ------------------
     delivered to Administrative Agent, shall address the matters set forth in subsection 4.1M, the issuance of the Loans and Commitments under this Agreement and the terms hereof and the granting of all liens, encumbrances, consents and security interests required under this Agreement and the other Loan Documents and otherwise be in form and substance satisfactory to Administrative Agent. The Confirmation Order shall be in full force and effect and shall not have been stayed pending any appeal, no appeal or petition for review or for rehearing shall have been taken or shall be pending, not less than 11 days shall have elapsed since entry of the Confirmation Order and Administrative Agent shall have received evidence satisfactory to it demonstrating such facts.

          (iii)  Approval of Fees Related to Exit Financing. The Bankruptcy
                 ------------------------------------------
     Court order approving the fees payable to Administrative Agent and Arranger under those certain letter agreements dated November 14, 2001 between Company and BTCo concerning the credit facilities described in this Agreement, shall be in full force and effect, without modification or amendment except to the extent approved by Agent.

          (iv)   Material Agreements. The Lenders shall be satisfied with the
                 -------------------
     terms and conditions of any agreements to be entered into by the Borrowers or any of their Subsidiaries pursuant to the Plan of Reorganization.

          P. Minimum Closing Date Consolidated Adjusted EBITDA. The Administrative Agent shall have received satisfactory evidence on the Closing Date, that for the prior twelve month period for which financial statements are available (a) the Borrowers' Consolidated EBITDA ("Closing Date Consolidated Adjusted EBITDA") is not less than $116,000,000 and (b) the Closing Date Consolidated Adjusted EBITDA for the AMF Products shall not be less than or equal to negative $1,000,000, which Closing Date Consolidated Adjusted EBITDA shall be determined as provided in Schedule 4.1P attached hereto.

          Q. Minimum Cash on Hand. After giving effect to the consummation of the Approved Plan of Reorganization and the payments contemplated thereby, the Borrowers and their Subsidiaries shall have not less than $12,000,000 in Cash on hand.

          R. Subordinated Indebtedness. Prior to or concurrently with the Closing Date, pursuant to the Approved Plan of Reorganization, Company shall have issued $150,000,000 of Subordinated Indebtedness pursuant to the New Subordinated Indenture.

          S. Employment Arrangements. Administrative Agent shall be satisfied with respect to arrangements for the retention of key senior management personnel, including evidence of the execution and delivery of satisfactory employment agreements with respect to such key personnel, and shall be satisfied with the composition of the boards of directors of the Loan Parties.

     4.2  Conditions to All Loans.
          -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Borrowers.

          B.     As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event or condition shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; and

          (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.

          (v) The aggregate amount of Cash constituting available and collected balances in a Deposit Account and Cash Equivalents held by Borrowers, minus the amount of payments reasonably expected to be made within the next three Business Days shall not exceed $25,000,000 or such greater amount as may be approved by Agent.

     4.3   Conditions to Letters of Credit.
           -------------------------------

           The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

           A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

           B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by a duly authorized Officer of Borrowers, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

           C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5. BORROWERS' REPRESENTATIONS AND WARRANTIES

           In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Borrowers represent and warrant to each Lender:

     5.1   Organization, Powers, Qualification, Good Standing, Business and
           ----------------------------------------------------------------
           Subsidiaries.
           ------------

           A. Organization and Powers. Each of the Loan Parties is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation as specified in Schedule 5.1 annexed hereto. Each of
                                          ------------
the Loan Parties has all requisite corporate, partnership or limited liability company, as applicable, power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

          B. Qualification and Good Standing. Each of the Loan Parties is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

          C. Conduct of Business. Borrowers and their Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.11.

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

          D. Subsidiaries. All of the Subsidiaries of the Company and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as
                                                ------------
said Schedule 5.1 may be supplemented from time to time pursuant to the
     ------------
provisions of subsection 6.1(xv). The Capital Stock of each of the Domestic Subsidiaries of Borrowers is duly authorized, validly issued, fully paid and nonassessable, and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Borrowers identified in Schedule 5.1 annexed hereto (as so
                                            ------------
supplemented), other than the Foreign Subsidiaries, is a corporation, partnership, trust or limited liability company or other entity duly organized, validly existing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority under the applicable law governing its existence as a legal entity to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto (as so
                                     ------------
supplemented) correctly sets forth the ownership interest of each of the Subsidiaries of the Company both before and after giving effect to the Plan of Reorganization and the related transactions contemplated in connection therewith.

          E. Initial Exempted Group. To the actual knowledge of each Senior Officer, without any independent investigation, Schedule 5.1E annexed hereto sets forth the Persons who, on the Closing Date, constitute the Initial Exempted Group through their ownership of an interest in the global common stock certificate registered in the name of Depository Trust Company, which certificate represents all shares of Capital Stock of Company issued and outstanding as of the Closing Date.

     5.2  Authorization of Borrowing, etc.
          -------------------------------

          A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

          B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrowers or any of their Subsidiaries, the Organizational Documents of Borrowers or any of their Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrowers or any of their Subsidiaries except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Borrowers or any of their Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to

Lenders. The foregoing representations and warranties as they pertain to Foreign Subsidiaries are made To The Knowledge of Borrowers.

          C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any Governmental Authorization except for such Governmental Authorizations which will be obtained on or before the Closing Date or except where the failure to obtain such Governmental Authorization could not reasonably be expected to have a Material Adverse Effect.

          D. Binding Obligation. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     5.3  Financial Condition.
          -------------------

          Borrowers have heretofore delivered to Lenders, at Lenders' request, unaudited financial statements and information regarding Borrowers and their Subsidiaries for the period ended September 30, 2001. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, to changes resulting from audit and normal year-end adjustments. Except as disclosed on Schedule 7.4
                                                              ------------
annexed hereto, neither Borrowers nor any of their Subsidiaries has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto or contemplated by the Approved Plan of Reorganization and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrowers and their Subsidiaries taken as a whole.

     5.4  No Material Adverse Change; No Restricted Junior Payments.
          ---------------------------------------------------------

          Since September 30, 2001, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect, other than (i) reasonable changes relating to "fresh start" accounting, (ii) as disclosed in the Disclosure Statement, the Plan of Reorganization or Company's Report on Form 10-Q for the Fiscal Quarter ended September 30, 2001, (iii) the write down of goodwill pursuant to Financial Accounting Standards Board Rule 142 or (iv) the proceeding referred to in
Schedule 5.6 with respect to Harbin Haiheng Bowling Entertainment Co., Ltd. Neither Borrowers nor any of their Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

     5.5  Title to Properties; Liens; Real Property; Intellectual Property.
          ----------------------------------------------------------------

          A.   Title to Properties; Liens. Borrowers and their Subsidiaries have
(i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for (i) assets disposed of since the date of such financial statements in the ordinary course of business (ii) as disclosed in Schedule 5.5A or (iii) as
                                                 -------------
otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens other than Liens permitted under subsection 7.2.

          B.   Real Property. As of the Closing Date, (i) Schedule 5.5B(i)
                                                          ----------------
annexed hereto contains a true, accurate and complete list of all fee interests and Leasehold interests constituting any Real Property Assets and (ii) Schedule
                                                                       --------
5.5B(ii) contains a true account and complete list of all leases, subleases or
--------
assignments of leases affecting each Real Property Asset, in which a Loan Party is the landlord (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Part C of
Schedule 5.5B(ii) annexed hereto, each agreement described in clause (ii) of the
-----------------
immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles and except to the extent that the failure to be in full force and effect, the occurrence of any such default or the failure to be valid and binding and enforceable could not reasonably be expected to have a Material Adverse Effect.

          C. Intellectual Property. As of the Closing Date, Borrowers and their Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do Borrowers know of any valid basis for any such claim, except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. To The Knowledge Of Borrowers, the use of such Intellectual Property by Borrowers and their Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Borrowers or any of its Subsidiaries on the Closing Date, other than mass-marketed software, are described on Schedule 5.5C annexed hereto.
                                         -------------

     5.6  Litigation; Adverse Facts.
          -------------------------

          Except as set forth in Schedule 5.6 annexed hereto, there are no
                                 ------------
Proceedings (whether or not purportedly on behalf of Borrowers or any of their Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries and
(i) under which claims have been asserted against Borrowers or any of their Subsidiaries that will not be discharged in accordance with the terms of the Approved Plan of Reorganization or (ii) that, individually or in the aggregate, after giving effect to available insurance, could reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 5.6 annexed
                                                            ------------
hereto, neither Borrowers nor any of their Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     5.7 Payment of Taxes.
         ----------------

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Borrowers and their Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Borrowers and their Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable except to the extent otherwise specifically provided for in the Approved Plan of Reorganization; provided, however, that this sentence shall not apply to tax returns and reports, or to assessments, fees or other charges the non-filing or nonpayment of which could not reasonably be expected to have a Material Adverse Effect or which could not reasonably be expected to have a Material Adverse Effect. To The Knowledge Of Borrowers, there is no proposed tax assessment against Borrowers or any of their Subsidiaries that if made could reasonably be expected to have a Material Adverse Effect is not being actively contested by Borrowers or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if
             --------
any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     5.8  Performance of Agreements; Material Contracts.
          ---------------------------------------------

          A. To The Knowledge Of Borrowers, neither Borrowers nor any of their Subsidiaries are in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations except as disclosed on Schedule 5.8A, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect or which will be satisfied upon the effectiveness of the Approved Plan of Reorganization.

          B.   Schedule 5.8B contains a true, correct and complete list of all
               -------------
the Material Contracts in effect on the Closing Date, if any. To The Knowledge of Borrowers, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder. To the extent that a default under a Material Contract has resulted, or will result, in a claim against Borrowers' bankruptcy estates which will be satisfied in accordance with the terms of the Plan of Reorganization, or to the extent that such default will be cured as part of Borrowers' assumption of a particular Material Contract or group of Material Contracts in accordance with 11 U.S.C. ss.365 and the Plan of Reorganization, such default shall not be considered a material default for purposes of this subsection 5.8.

     5.9  Governmental Regulation.
          -----------------------

          Neither Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other United States federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     5.10 Securities Activities.
          ---------------------

          A. Neither Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Borrowers only or of Borrowers and their Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrowers and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

     5.11 Employee Benefit Plans.
          ----------------------

          A.   Except as set forth in Schedule 5.11, Borrowers, each of their
                                      -------------
Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan except where the failure to be in compliance or to perform any of such obligations could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that it does so qualify and To The Knowledge Of Borrowers, each Employee Benefit Plan has not been operated in any way that would result in the Employee Benefit Plan no longer being so qualified.

          B.   No ERISA Event has occurred or is reasonably expected to occur.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code, there are no Employee Benefit Plans that provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

            D. No Employee Benefit Plan is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

            E.    No Employee Benefit Plan is a Multiemployer Plan.

            F. As of the date hereof, Borrowers and their Subsidiaries have made full payment when due of all required contributions to any Foreign Plan.

      5.12  Certain Fees.
            ------------

            No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby as a result of any action by or on behalf of Borrowers or their Affiliates, and Borrowers hereby indemnify Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

      5.13  Environmental Protection.
            ------------------------

            (i) neither Borrowers nor any of their Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (ii) except as disclosed in any reports delivered to the Agent pursuant to subsection 4.1J or otherwise or as disclosed in Schedule 5.13
                                                                  -------------
      annexed hereto, neither Borrowers nor any of their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law;

            (iii) To The Knowledge Of Borrowers' there have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

            (iv) except as disclosed in any reports delivered to the Agent pursuant to subsection 4.1J or as disclosed in Schedule 5.13 annexed hereto, neither Borrowers nor any of their Subsidiaries nor, to Borrowers' knowledge, any predecessor of Borrowers or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

            (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws applicable to any Facility would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

      5.14  Employee Matters.
            ----------------

            There is no strike or work stoppage in existence or, To The Knowledge Of Borrowers, threatened involving Borrowers or any of their Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

      5.15  Matters Relating to Collateral.
            ------------------------------

            A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1K and 4.1L, and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), the security interests described in the Collateral Documents.

            B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority in the United States is required for the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents.

            C. Absence of Third-Party Filings. Except such as may have been filed in favor of Administrative Agent as contemplated by the Collateral Documents and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office in the United States and
(ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

            D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

      5.16  Disclosure.
            ----------

            No information concerning Borrowers or any of their Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Borrowers or any of their Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrowers, in the case of any document not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Borrowers (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     5.17  Subordinated Indebtedness.
           -------------------------

           The Obligations constitute "Designated Senior Debt" under the New Subordinated Indenture that is entitled to the benefits of all the subordination provisions thereof.

     5.18  Matters Relating to Borrowers Bankruptcy Proceedings.
           ----------------------------------------------------

           A. Plan of Reorganization. There have been no material modifications, amendments revisions or restatements of the Approved Plan of Reorganization. Any representation and warranty made by Borrowers or any Debtor Subsidiary in the Approved Plan of Reorganization is accurate, true and correct in all material respects as of the Closing Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were accurate, true and correct in all material respects as of such earlier date).

           B. Confirmation Order. The Confirmation Order is the final order of the Bankruptcy Court and has been entered by the Bankruptcy Court at least 11 days prior to the Effective Date. As of the Effective Date, the Confirmation Order has not been stayed pending any appeal, and no appeal or petition for review or for rehearing has been taken or, to Borrowers' knowledge, is pending.

     5.19  Solvency.
           --------

           After consummation of the Approved Plan of Reorganization and, upon the incurrence of the Obligations as contemplated by this Agreement, Company and its Subsidiaries taken as a whole will be Solvent.

Section 6. BORROWERS' AFFIRMATIVE COVENANTS

           Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6.

     6.1   Financial Statements and Other Reports.
           --------------------------------------

           Borrowers will maintain, and cause each of their Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP, provided, that Subsidiaries with operations in jurisdictions not in the United States of America shall also maintain a system of accounting in accordance with the rules, customs and practices of such jurisdictions. Borrowers will deliver to Administrative Agent and Lenders:

           (i)   Events of Default, etc.: promptly upon any Senior Officer
                 -----------------------
     obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Borrowers or any of their Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2,
     (c) of any condition or event that would be required to be disclosed in a current report filed by Borrowers with the Securities and Exchange Commission on Form 8-K if Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

          (ii)   Monthly and Quarterly Financials: (a) as soon as available, and
                 --------------------------------
     in any event within 30 days after the end of each month ending after the Closing Date, the Monthly Reporting Package and (b) within 50 days after the end of each Fiscal Quarter of each Fiscal Year (other than the fourth Fiscal Quarter of the Fiscal Year), (i) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such fiscal period and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth for such quarterly information in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the Company's chief financial officer that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, which requirement may be satisfied by the delivery to Agent and Lenders of the Company's Quarterly Report on Form 10-Q, filed pursuant to the Securities Act;

          (iii)  Year-End Financials: as soon as available and in any event
                 -------------------
     within 110 days after the end of each Fiscal Year, (a) the consolidated balance sheets of the Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, which requirement may be satisfied by the delivery to Agent and Lenders of the Company's Annual Report on Form 10-K, filed pursuant to the Securities Act; and (c) in the case of such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing selected by Borrowers and satisfactory to Administrative Agent, which report shall be unqualified, for Fiscal Years ending after December 31, 2001, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)   Compliance Certificates: together with each delivery of
                 -----------------------
     financial statements of the Company and its Subsidiaries pursuant to subdivisions (ii)(b) and (iii) above, (a) an Officer's Certificate of Borrowers' Agent stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v)    Reconciliation Statements: if, as a result of any change in
                 -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, other than changes from "fresh start" accounting, the consolidated financial statements of the Company and its Subsidiaries delivered pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of the Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
          (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or the chief financial officer of the Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

               (vi)   Accountants' Certification: together with each delivery of
                      --------------------------
          consolidated financial statements of the Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such
                                                      --------
          accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
          (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

               (vii)  Accountants' Reports: promptly upon receipt thereof
                      --------------------
          (unless restricted by applicable professional standards), copies of all reports submitted to Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

               (viii) SEC Filings and Press Releases: promptly upon their
                      ------------------------------
          becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders or by any Subsidiary of the Company to its security holders other than Borrowers or another Subsidiary of Borrowers, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Borrowers or any of their Subsidiaries to the public concerning material developments in the business of Borrowers and their Subsidiaries considered as a whole;

               (ix)   Litigation or Other Proceedings: (a) promptly upon any
                      -------------------------------
          Senior Officer obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding against or affecting Borrowers or any of their Subsidiaries or any property of Borrowers or any of their Subsidiaries not previously disclosed in writing by Borrowers to Lenders or (2) any material development in any Proceeding that, in any such case:

                         (x) if adversely determined, has a reasonable
                    possibility of giving rise to a Material Adverse Effect; or

                         (y) seeks to enjoin or otherwise prevent the
                    consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

written notice thereof together with such other information as may be reasonably available to Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Borrowers or any of their Subsidiaries equal to or greater than $5,000,000 and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

               (x)    ERISA Events: promptly upon becoming aware of the
                      ------------
          occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

               (xi)   ERISA Notices: with reasonable promptness, copies of (a)
                      -------------
          all notices received by Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

               (xii)  Financial Plans: as soon as practicable and in any event
                      ---------------
          no later than 30 days after the beginning of each Fiscal Year, commencing with the Fiscal Year beginning January 1, 2003, a consolidated plan and financial forecast for such Fiscal Year and the next three succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statement of operations and cash flows of Borrowers and their Subsidiaries for each such

     Fiscal Year, together with a pro forma calculation of the financial
                                  --- -----
     covenants contained in Section 7 for each such Fiscal Year and a summary of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of operations and cash flows of Borrowers and their Subsidiaries for each Fiscal Quarter for the immediately succeeding Fiscal Year and a pro forma calculation of the financial covenants contained in
     Section 7 for each such Fiscal Quarter and a summary of the assumptions on which such forecasts are based, and (c) such other information and projections as Administrative Agent may reasonably request;

          (xiii)  Insurance: as soon as practicable after any material change in
                  ---------
     insurance coverage maintained by Borrowers and their Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

          (xiv)   Governing Body: with reasonable promptness, written notice of
                  --------------
     any change in the Governing Body of Borrowers;

          (xv)    New Subsidiaries: promptly upon any Person becoming a
                  ----------------
     Subsidiary of any Borrower, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of any of the Borrowers and (b) all of the data required to be set forth in Schedule
                                                                       --------
     5.1 annexed hereto with respect to all Subsidiaries of Borrowers (it being
     ---
     understood that such written notice shall be deemed to supplement Schedule
                                                                       --------
     5.1 annexed hereto for all purposes of this Agreement);
     ---

          (xvi)   Material Contracts: promptly, and in any event within ten
                  ------------------
     Business Days after any Material Contract of Borrowers or any of their Subsidiaries is terminated or amended in a manner that is materially adverse to Borrowers or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xvii)  International Inventory: with reasonable promptness, whenever
                  -----------------------
     the aggregate amount of inventory accumulated in countries other than the United State of America exceeds the historical levels for the Borrowers and their Subsidiaries (including any Foreign Subsidiaries) or amounts satisfactory to Administrative Agent in its reasonable discretion, information and data with respect to such inventory, including an explanation of the reasons for such accumulation; and

          (xviii) Other Information: with reasonable promptness, such other
                  -----------------
     information and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by the Administrative Agent.

     6.2  Existence, etc.
          ---------------

          Except as permitted under subsection 7.7 and except for Immaterial Subsidiaries, Borrowers will, and will cause each of their Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither
                                                --------  -------
Borrowers nor any of their Subsidiaries shall be required to preserve any such right or franchise if the Governing Body of Borrowers or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Borrowers or such Subsidiary, as the case may be, and that the loss thereof would not reasonably be expected to have a Material Adverse Effect.

     6.3  Payment of Taxes and Claims; Tax.
          ---------------------------------

          A. Borrowers will, and will cause each of their Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto (other than charges or claims the nonpayment of which could not reasonably be expected to have a Material Adverse Effect); provided that no such
                                                           --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

          B. Borrowers will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Subsidiaries).

     6.4  Maintenance of Properties; Insurance; Application of Net Insurance/
          -------------------------------------------------------------------
          Condemnation Proceeds.
          ---------------------

          A. Maintenance of Properties. Borrowers will, and will cause each of their Subsidiaries to, maintain or cause to be maintained in working order and condition consistent with past practices, ordinary wear and tear excepted, all material properties used or useful in the business of Borrowers and their Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all repairs, renewals and replacements thereof as necessary to maintain such property in such order.

          B. Insurance. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers and their Subsidiaries as determined by senior officers in good faith to be prudent and consistent with past practices and reasonably acceptable to Administrative Agent. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $250,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

          C.     Application of Net Insurance/Condemnation Proceeds.

          (i)    Business Interruption Insurance. Upon receipt by Borrowers or
                 -------------------------------
     any of their Subsidiaries or Agent of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers or such Subsidiary may retain and apply (or if applicable Agent shall disburse the same to Borrowers for their application) such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers, or Agent, as applicable, shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B;

          (ii)   Net Insurance/Condemnation Proceeds Received by Borrowers. Upon
                 ---------------------------------------------------------
     receipt by Borrowers or any of their Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall, or shall cause one or more of their Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds (1) to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, (2) to acquire and/or construct promptly but in all events within 270 days after the occurrence of the event giving rise to the Net Insurance/Condemnation Proceeds, equipment, real estate (or interests therein) or other productive property used in the business of Borrowers or their Subsidiaries or (3) to the extent not so applied as provided in clause (1) or (2), to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

          (iii)  Net Insurance/Condemnation Proceeds Received by Administrative
                 --------------------------------------------------------------
     Agent. Upon receipt by Administrative Agent of any Net
     -----
     Insurance/Condemnation Proceeds as loss payee other than for business interruption insurance, (a) so long as no event of Default or Potential Event of Default or Event of Default shall have occurred and be continuing, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Borrowers and Borrowers shall, or shall cause one or more of their Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds (1) to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, (2) to acquire and/or construct promptly but in all events within 270 days after the occurrence of the event giving rise to the Net Insurance/Condemnation Proceeds, equipment, real estate (or interests therein) or other productive property used in the business of Borrowers' or their Subsidiaries, or (3) to the extent not applied as provided in clause (1) or (2), to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Administrative Agent shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B.

     6.5  Inspection Rights; Lender Meeting.
          ---------------------------------

          A. Inspection Rights. Borrowers shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Borrowers or of any of their Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and corporate minutes, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Borrowers may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

          B. Lender Meeting. Borrowers will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrowers' principal offices (or at such other location as may be agreed to by Borrowers and Administrative Agent) at such time as may be agreed to by Borrowers and Administrative Agent.

     6.6  Compliance with Laws, etc.
          --------------------------

          Borrowers shall comply, and shall cause each of their Subsidiaries and shall make reasonable efforts to cause all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (including all Environmental
Laws), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     6.7  Environmental Matters.
          ---------------------

          A. Environmental Disclosure. Borrowers will deliver to Administrative Agent and Lenders:

          (i)   Environmental Audits and Reports. As soon as practicable
                --------------------------------
     following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrowers (other than Borrowers' counsel) or any of their Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (ii)  Notice of Certain Releases, Remedial Actions, Etc. Promptly upon
                --------------------------------------------------
     the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws which Release could reasonably be expected to have a Material Adverse Effect, (b) any remedial action taken by Borrowers or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and
     (c) Borrowers' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws which could reasonably be expected to cause an Environmental Claim that would have a Material Adverse Effect.

          (iii) Written Communications Regarding Environmental Claims, Releases,
                ----------------------------------------------------------------
     Etc. As soon as practicable following the sending or receipt thereof by
     ----
     Borrowers or any of their Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, which Release could reasonably be expected to have a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity which could reasonably be expected to cause an Environmental Claim that would have a Material Adverse Effect.

          (iv)  Notice of Certain Proposed Actions Having Environmental Impact.
                --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Borrowers or any of their Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Borrowers or any of their Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Borrowers or any of their Subsidiaries to commence manufacturing or other industrial operations or] to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

          B. Borrowers' Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

          (i)   Remedial Actions Relating to Hazardous Materials Activities.
                -----------------------------------------------------------
     Borrowers shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim, in each case where the failure to undertake the same could reasonably be expected to have individually or in the aggregate, a Material Adverse Effect; provided that no such undertaking need be commenced if Borrowers are contesting any requirement for such undertaking in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a Hazardous Materials Activity which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Lien or proceedings for such sale have not commenced.

          (ii)  Actions with Respect to Environmental Claims and Violations of
                --------------------------------------------------------------
     Environmental Laws. Borrowers shall promptly take, and shall cause each of
     ------------------
     their Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Borrowers or its Subsidiaries that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; provided that no such undertaking need be commenced if Borrowers are contesting any requirement for such undertaking in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a Hazardous Materials Activity which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Lien or proceedings for such sale have not commenced.

          C. Environmental Review and Investigation. Borrowers agree that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Borrowers and
     (ii) in the event (a) Administrative Agent reasonably believes that Borrowers have breached any representation, warranty or covenant contained in subsection 5.6, 5.13, 6.6 or 6.7 or that there has been a material violation of Environmental Laws at any Facility or by Borrowers or any of their Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased,
     --------
     operated or used by Borrowers or any of their Subsidiaries, Borrowers shall use their best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Borrowers hereby grant to Administrative Agent and its Administrative Agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Borrowers or any of their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Borrowers and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Borrowers and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7C will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Borrowers with the understanding that Borrowers acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Borrowers' use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Borrowers, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report. Provided there is no Potential Event of Default or Event of Default, Administrative Agent shall request that its consultants and contractors state in such report or other written summary that Borrowers may use and rely thereon subject to the limitations imposed by such consultant and contractor on Administrative Agent's and Lenders' use and reliance.

     6.8  Execution of Subsidiary Guaranty and Collateral Documents After the
          -------------------------------------------------------------------
          Closing Date.
          ------------

          A. Execution of Subsidiary Guaranty and Collateral Documents. In the event that any Person becomes a Domestic Subsidiary of Borrowers after the date hereof, Borrowers will promptly notify Administrative Agent of that fact and cause each such Domestic Subsidiary which is not an Immaterial Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets (other than Excluded Assets) of such Domestic Subsidiary described in the applicable forms of Collateral Documents. In addition, as provided in the Security Agreement, Borrowers shall, or shall cause the Subsidiary that owns the Capital Stock of such Person, to execute and deliver to Administrative Agent a supplement to the Security Agreement and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

          B. Foreign Subsidiaries. In the event that any Person becomes a Foreign Subsidiary of Borrowers which is not an Immaterial Subsidiary after the date hereof, Borrowers will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1K) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 66% of the capital stock of such Foreign Subsidiary. In the event that any

Domestic Subsidiary on the date hereof (other than an Immaterial Subsidiary) converts to a Foreign Subsidiary after the date hereof, the pledge of capital stock and ownership interests of such Subsidiary shall be deemed to be a pledge of 66% of the capital stock and ownership interests of such Subsidiary, and Administrative Agent, without Requisite Lender consent, shall take such actions Administrative Agent deems necessary to modify or release Liens pursuant to the Collateral Documents in connection therewith. At all times, including after the consummation of the Restructuring Transactions, Borrowers shall cause 100% of the Capital Stock or other ownership interests of each first tier Foreign Subsidiary to be owned by Borrowers or a Domestic Subsidiary which is a Subsidiary Guarantor or will become a Subsidiary Guarantor under this subsection 6.8.

          C. Subsidiary Organizational Documents, Legal Opinions, Etc. Borrowers shall deliver to Administrative Agent, together with the Loan Documents referred to in subsections 6.8A and 6.8B, (i) certified copies of the Organizational Documents of any Subsidiaries referred to in subsections 6.8A and 6.8B, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Subsidiary by Borrowers or a Subsidiary of Borrowers that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and satisfactory in form and substance to Administrative Agent, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

     6.9  Matters Relating to Additional Real Property Collateral.
          -------------------------------------------------------

          A. From and after the Closing Date, in the event that (i) Borrowers or any Subsidiary Guarantor acquires any fee interest in real property or any Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Leasehold Property, in either case excluding (A) any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor, where Borrowers and their Subsidiaries have attempted in good faith, but are unable, to obtain such lessor's consent and (B) any Real Property Assets located outside the United States of America and Puerto Rico (any such non-excluded Real Property Asset described in the foregoing clause

(i) or (ii) being an "Additional Mortgaged Property"), Borrowers or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage or other appropriate instrument with respect to Real Property Assets located outside the United States of America (an "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, documents, title insurance (if applicable), environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent.

     6.10   Interest Rate Protection.
            ------------------------

            At all times after the date that is 90 days after the Closing Date and if required by Administrative Agent in its sole discretion, Borrowers shall maintain in effect one or more Interest Rate Agreements with respect to the Term Loans, in an aggregate notional principal amount of not less than 33% of the aggregate outstanding principal balance of the Term Loans, which Interest Rate Agreements shall effectively limit that component of the interest costs to Borrowers in respect of a Eurodollar Rate Loan for a period of not less than one year.

     6.11   Deposit Accounts and Cash Management Systems.
            --------------------------------------------

            Borrowers shall, and shall cause each of its Domestic Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner reasonably satisfactory to Administrative Agent pursuant to Section 2.10.

     6.12   Lottery, Prize and Bowling League Accounts.
            ------------------------------------------

            Borrowers shall maintain or cause their Subsidiaries to maintain all lottery, prize or bowling league accounts in accordance with applicable laws, rules and regulations in the jurisdictions in which such accounts are maintained. Upon the request of Agent, Borrowers shall provide Agent with a written report of the amounts in such lottery, prize and bowling league accounts together with evidence satisfactory to Agent of the sources of such funds and that the balances thereof are adequate to satisfy the lottery, prize and bowling league commitments to be funded therefrom.

Section 7.  BORROWERS' NEGATIVE COVENANTS

            Borrowers covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7.

     7.1   Indebtedness.
           ------------

           Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (i) Borrowers and their Subsidiaries may become and remain liable with respect to the Obligations;

           (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

           (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases aggregating not in excess of $10,000,000 at any one time outstanding;

           (iv) Borrowers may become and remain liable with respect to Indebtedness to any of their wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Borrowers may become and remain liable with respect to Indebtedness to Borrowers or any other wholly-owned Subsidiary of Borrowers; provided that (a) all such intercompany Indebtedness shall be
                   --------
     evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Borrowers to any of their Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement,
     (c) any payment by any Subsidiary of Borrowers under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any
                                   --- -----
     intercompany Indebtedness owed by such Subsidiary to Borrowers or to any of their Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of all Foreign Subsidiaries of Borrowers to Borrowers and their Domestic Subsidiaries at any time outstanding shall not exceed $8,000,000 plus the principal amount outstanding as of the Closing Date of such types of Indebtedness identified in Schedule 7.1(iv) annexed hereto;
        ----------------

           (v) Borrowers and their Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1(v) annexed
                                                      ---------------
     hereto;

          (vi) Borrowers may remain liable with respect to Indebtedness evidenced by the New Subordinated Debt in an aggregate principal amount not to exceed $150,000,000 and

          (vii) Borrowers and Subsidiaries of Borrowers may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection 7.3 and a Person that becomes a direct or indirect wholly-owned Subsidiary of Borrowers as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition; and

               (viii) Foreign Subsidiaries of Borrowers may become and remain liable with respect to other Indebtedness not otherwise permitted by this Section 7.1 in an aggregate principal amount at any time outstanding not to exceed an amount equal to $2,500,000 plus the aggregate principal amount of such types of Indebtedness identified in
         Schedule 7.1(viii) annexed hereto;
         -----------------

               (ix) Borrowers and their Domestic Subsidiaries may become and remain liable with respect to other Indebtedness not otherwise permitted by this Section 7.1 in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

               (x) Borrowers and their Subsidiaries may become and remain liable with respect to any modification, extension, renewal, replacement or refinancing of any of the foregoing Indebtedness, provided that the aggregate principal amount of the Indebtedness so modified, extended, renewed, replaced or refinanced shall not exceed the aggregate principal amount, have a tenor or maturity any shorter than such Indebtedness or a higher interest rate than such Indebtedness otherwise permitted under this subsection 7.1.

         7.2   Liens and Related Matters.
               -------------------------

               A. Prohibition on Liens. Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrowers or any of their Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

               (i)   Permitted Encumbrances;

               (ii) Liens on any asset existing at the time of acquisition of such asset or of the Person owning such asset by Borrowers or a Subsidiary, or Liens to secure the payment of all or any part of the purchase price of an asset or Person owning such asset upon the acquisition of such asset or Person by Borrowers or a Subsidiary or to secure any Indebtedness permitted hereby incurred by Borrowers or a Subsidiary at the time of or within ninety days after the acquisition of such asset or Person, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof; provided, however, that the Lien shall apply
                                 --------  -------
     only to the asset so acquired or the assets of such Person so acquired and proceeds thereof; and provided further, that all such Liens do not in the
                           -------- -------
     aggregate secure Indebtedness in excess of $5,000,000 at any time outstanding;

               (iii) Liens existing on the Effective Date which are described in
     Schedule 7.2 annexed hereto;
     ------------

           (iv) Liens securing any other Indebtedness which is permitted to be secured from time to time under subsections 7.1(ii), (iii), (vii), (viii) and (ix); and

           (v) Liens securing any modification, extension, renewal, replacement or refinancing of the Indebtedness secured by a Lien described above.

           B. Equitable Lien in Favor of Lenders. If Borrowers or any of their Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

           C. No Further Negative Pledges. Neither Borrowers nor any of their Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired to secure Indebtedness under any senior credit facility, including this Agreement, except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to such specific property, (ii) customary non-assignment provisions in leases and licenses and (iii) Section 4.12 of the New Subordinated Indenture.

           D. No Restrictions on Subsidiary Distributions to Borrowers or Other Subsidiaries. Borrowers will not, and will not permit any of their Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by Borrowers or any other Subsidiary of Borrowers, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Borrowers or any other Subsidiary of Borrowers, (iii) make loans or advances to Borrowers or any other Subsidiary of Borrowers, or (iv) transfer any of its property or assets to Borrowers or any other Subsidiary of Borrowers, except (a) as provided in this Agreement and (b) as may be provided in an agreement with respect to a sale or other disposition of assets permitted under this Agreement.

     7.3   Investments; Acquisitions.
           -------------------------

           Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

           (i) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents;

           (ii) Borrowers and their Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Borrowers and Borrowers and their wholly-owned Domestic Subsidiaries may make and own additional equity Investments in their respective wholly-owned Domestic Subsidiaries;

           (iii) Borrowers and their Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

           (iv) Borrowers and their Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

           (v) Borrowers and their Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                                ------------

           (vi) Borrowers and their Domestic Subsidiaries may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) having a fair market value not in excess of $5,000,000 in any one Fiscal Year (the "Maximum Annual Domestic Investment Amount") and $20,000,000 in the aggregate and continue to own such assets after the acquisition thereof; provided that Borrowers shall,
                                                --------
     and shall cause their Domestic Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such acquisition that results in a Person becoming a Subsidiary; and provided
                                                                     --------
     further, that if Borrowers and their Domestic Subsidiaries do not acquire
     -------
     assets as described above in any Fiscal Year in the full amount of the Maximum Annual Domestic Investment Amount, then 50% of the amount by which the actual fair market value of such assets acquired is less than the Maximum Annual Domestic Investment Amount may be expended in any subsequent Fiscal Year for the acquisition of such assets in addition to the Maximum Annual Domestic Investment Amount provided for such subsequent Fiscal Year;

           (vii) Borrowers and their wholly-owned Subsidiaries may make additional Investments in their respective wholly-owned Foreign Subsidiaries; provided that (a) the amount of all such Investments
                   --------
     constituting equity Investments does not exceed $2,000,000 in the aggregate for all such Investments since the Closing Date and (b) the amount of all such Investments constituting loans or advances is that permitted under subsection 7.1(iv);

           (viii) Borrowers may acquire and hold obligations of one or more officers or other employees of Borrowers or their Subsidiaries in connection with such officers' or employees' acquisition of shares of Borrowers' common stock, so long as no cash is actually advanced by Borrowers or any of their Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

           (ix) Borrowers and their Subsidiaries may acquire Securities in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrowers or any of their Subsidiaries or as security for any such Indebtedness or claim;

           (x) Foreign Subsidiaries of Borrowers may acquire assets (including Capital Stock and including Capital Stock of Subsidiaries formed in connection with any such acquisition) having a fair market value not in excess of $2,000,000 in any one Fiscal Year (the "Maximum Annual Foreign Investment Amount") and $8,000,000 in the aggregate and continue to own such assets after the acquisition thereof; provided that if such Foreign Subsidiaries do
                                   --------
          not acquire assets as described above in any Fiscal Year in the full amount of the Maximum Annual Foreign Investment Amount, then 50% of the amount by which the actual fair market value of such assets acquired is less than the Maximum Annual Foreign Investment Amount may be expended in any subsequent Fiscal Year for the acquisition of such assets in addition to the Maximum Annual Foreign Investment Amount provided for such subsequent Fiscal Year; and

               (xi) Borrowers and their Domestic Subsidiaries may make and own Investments not otherwise described in this subsection 7.3 in an aggregate amount not to exceed at any time outstanding $10,000,000 plus the principal amount outstanding as of the Closing Date of such Investments described in Schedule 7.3 annexed hereto.
                                   ------------

          7.4  Contingent Obligations.
               ----------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Subsidiaries of Borrowers may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

               (ii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit issued pursuant to this Agreement in an aggregate amount not to exceed at any time $25,000,000 and in respect to other letters of credit, surety bonds, appeal bonds or other similar obligations issued in the ordinary course of the business of the Borrowers and their Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

               (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations under Hedge Agreements required under subsection 6.10 and under other Hedge Agreements entered into in the ordinary course of business;

               (iv) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

               (v) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees and warranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrowers and their Subsidiaries (other than repurchase agreements described in subsection 7.4(x));

               (vi) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrowers or any of its Subsidiaries permitted by subsection 7.1;

               (vii) Borrowers and their Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
          Schedule 7.4 annexed hereto;
          ------------

               (viii) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations arising under subordinated guaranties solely in connection with the New Subordinated Debt as required by the indenture relating thereto in effect on the Closing Date;

               (ix) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (x) Borrowers and their Subsidiaries may become and remain liable for Contingent Obligations incurred in the ordinary course of business under repurchase arrangements in connection with the financing of bowling equipment sales in an aggregate amount outstanding at any time not to exceed $25,000,000;

               (xi) Borrowers and their Subsidiaries may become and remain liable for Contingent Obligations incurred in connection with guarantees of rental payments under Leases for the benefit of lessors in an aggregate amount outstanding at any time not to exceed an amount equal to the sum of $10,000,000;

               (xii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations consisting of indemnification obligations to their respective officers and directors under their organizational documents; and

               (xiii) Borrowers and their Subsidiaries may become and remain liable with respect to other Contingent Obligations not provided above; provided that the maximum aggregate liability, contingent or otherwise, of Borrowers and their Subsidiaries in respect of all such other Contingent Obligations shall at no time exceed $2,000,000.

          7.5  Restricted Junior Payments.
               --------------------------

               Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Borrowers may make
                                           --------
regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.12B.

          7.6  Financial Covenants.
               -------------------

               A. Minimum Interest Coverage Ratio. Borrowers shall not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter ending during the periods set forth below, beginning with the Fiscal Quarter ending June 30, 2002, to be less than the correlative ratio indicated:

                      Fiscal Quarter                 Minimum Interest
                      --------------                 ----------------
                    Ending on or about                Coverage Ratio
                    ------------------                --------------

     June 30, 2002                                      2.25:1:00
     September 30, 2002                                 2.25:1:00
     December 31, 2002                                  2.25:1:00

     March 31, 2003                                     2.50:1:00
     June 30, 2003                                      2.50:1:00
     September 30, 2003                                 2.50:1.00
     December 31, 2003                                  2.50:1:00

     March 31, 2004                                     2.75:1:00
     June 30, 2004                                      2.75:1:00
     September 30, 2004                                 3.00:1.00
     December 31, 2004                                  3.00:1:00

     March 31, 2005                                     3.00:1:00
     June 30, 2005                                      3.00:1:00
     September 30, 2005                                 3.25:1.00
     December 31, 2005                                  3.25:1:00

     March 31, 2006                                     3.50:1:00
     June 30, 2006                                      3.50:1:00
     September 30, 2006                                 3.50:1.00
     December 31, 2006                                  3.50:1:00

     March 31, 2007                                     4.00:1:00
     June 30, 2007                                      4.00:1:00
     September 30, 2007                                 4.75:1.00
     December 31, 2007                                  4.75:1:00

          B. Maximum Leverage Ratio. Borrowers shall not permit the Consolidated Leverage Ratio as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                      Fiscal Quarter                 Maximum Leverage
                      --------------                 ----------------
                    Ending on or about                     Ratio
                    ------------------                     -----
     June 30, 2002                                       4.25:1:00
     September 30, 2002                                  4.25:1:00
     December 31, 2002                                   4.25:1:00

                      Fiscal Quarter                 Maximum Leverage
                      --------------                 ----------------
                    Ending on or about                     Ratio
                    ------------------                     -----

      March 31, 2003                                     4.00:1:00
      June 30, 2003                                      4.00:1:00
      September 30, 2003                                 3.75:1.00
      December 31, 2003                                  3.75:1:00

      March 31, 2004                                     3.50:1:00
      June 30, 2004                                      3.50:1:00
      September 30, 2004                                 3.25:1.00
      December 31, 2004                                  3.25:1:00

      March 31, 2005                                     3.25:1:00
      June 30, 2005                                      3.25:1:00
      September 30, 2005                                 3.00:1.00
      December 31, 2005                                  3.00:1:00

      March 31, 2006                                     2.75:1:00
      June 30, 2006                                      2.75:1:00
      September 30, 2006                                 2.50:1.00
      December 31, 2006                                  2.50:1:00

      March 31, 2007                                     2.50:1:00
      June 30, 2007                                      2.50:1:00
      September 30, 2007                                 2.00:1.00
      December 31, 2007                                  2.00:1:00



          C. Minimum Consolidated EBITDA. Borrowers shall not permit Consolidated EBITDA for the four Fiscal Quarters ending on the last day of the periods set forth below to be less than the correlative amount indicated:

                      Fiscal Quarter              Minimum Consolidated
                      --------------              --------------------
                    Ending on or about                   EBIDTA
                    ------------------                   ------

     June 30, 2002                                     $110,000,00
     September 30, 2002                                $110,000,00
     December 31, 2002                                 $110,000,00

     March 31, 2003                                   $112,500,000
     June 30, 2003                                    $112,500,000
     September 30, 2003                               $115,000,000
     December 31, 2003                                $115,000,000

                      Fiscal Quarter              Minimum Consolidated
                      --------------              --------------------
                    Ending on or about                   EBIDTA
                    ------------------                   ------

      March 31, 2004                                  $120,000,000
      June 30, 2004                                   $125,000,000
      September 30, 2004                              $127,500,000
      December 31, 2004                               $130,000,000

      March 31, 2005                                  $135,000,000
      June 30, 2005                                   $135,000,000
      September 30, 2005                              $135,000,000
      December 31, 2005                               $135,000,000

      March 31, 2006                                  $140,000,000
      June 30, 2006                                   $140,000,000
      September 30, 2006                              $140,000,000
      December 31, 2006                               $140,000,000

      March 31, 2007                                  $145,000,000
      June 30, 2007                                   $145,000,000
      September 30, 2007                              $145,000,000
      December 31, 2007                               $145,000,000


    7.7  Restriction on Fundamental Changes; Asset Sales.
         -----------------------------------------------

          Borrowers shall not, and shall not permit any of their Subsidiaries to, alter the corporate, capital or legal structure of Borrowers or any of their Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

          (i) any Subsidiary of Borrowers may be merged with or into a Borrower or any Subsidiary of a Borrower, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to a Borrower or any Subsidiary; provided that, in
                                                              --------
     the case of such a merger, a Borrower or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving Person if any of the entities involved in such transaction was a Borrower or a Subsidiary Guarantor;

          (ii) Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

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

          (iii) Borrowers and their Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (iv) Borrowers and their Subsidiaries may make Asset Sales in any Fiscal Year having a fair market value not in excess of $20,000,000 in the aggregate; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) the sole consideration received shall be cash unless otherwise approved by Administrative Agent in its sole discretion; and (c) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D, if applicable to such Asset Sales;

          (v) in order to resolve disputes that occur in the ordinary course of business, Borrowers and their Subsidiaries may discount or otherwise compromise for less than the face value thereof, notes or accounts receivable;

          (vi) Borrowers or a Subsidiary may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

          (vii) Borrowers and their Subsidiaries may transfer assets in any Fiscal Year having a fair market value not in excess of $10,000,000 in the aggregate in connection with an exchange pursuant to Internal Revenue Code
     Section 1031 of such assets for like-kind assets to be used in the business of Borrowers or their Subsidiaries; provided, that the replacement assets shall be pledged as Collateral securing the Obligations in accordance with this Agreement;

          (viii) Any Person may be merged with or into a Borrower or any Subsidiary if the acquisition of the Capital Stock of such Person by such Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a) such Borrower or Subsidiary shall be the
                     --------
     continuing or surviving Person, (b) if a Subsidiary is not the surviving or continuing Person, the surviving Person becomes a Subsidiary and complies with the provisions of subsection 6.8 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

          (ix) Borrowers and their Subsidiaries may undertake and consummate the Restructuring Transactions;

          (x) Borrowers and their Subsidiaries may grant any Lien permitted under subsection 7.2; and

          (xi) Borrowers and their Subsidiaries may undertake the sales of assets identified in Schedule 7.7.
                     ------------

     7.8  Consolidated Capital Expenditures.
          ---------------------------------

     A. Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Consolidated Capital Expenditures, in any calendar year period ending on the dates indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum

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

Consolidated Capital Expenditures Amount") set forth below opposite such calendar year; provided that the Maximum Consolidated Capital Expenditures
               --------
Amount for any calendar year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous calendar year over the actual amount of Consolidated Capital Expenditures for such previous calendar year; provided further that in no event
                                              --------
shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount set forth in the table below for such previous calendar year:

                                                  Maximum Consolidated
                 Calendar Year Ending             Capital Expenditures
                 --------------------             --------------------
                   December 31, 2002                  $52,500,000
                   December 31, 2003                  $52,500,000
                   December 31, 2004                  $55,000,000
                   December 31, 2005                  $60,000,000
                   December 31, 2006                  $60,000,000
                   December 31, 2007                  $60,000,000


     B. To the extent that the Borrowers and their Subsidiaries are permitted to reinvest and do reinvest Net Asset Sales Proceeds pursuant to subsection 2.4B(iii)(a) or Net Insurance/Condemnation Proceeds pursuant to subsection 6.4C in the repair, restoration or construction of replacement assets, the amount of such Net Asset Sales Proceeds or Net Insurance/Condemnation Proceeds so reinvested shall not be included in the Maximum Consolidated Capital Expenditures Amount provided in subsection 7.8A above.

     7.9 Transactions with Shareholders and Affiliates.
         ---------------------------------------------

         Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Borrowers or with any Affiliate of Borrowers or of any such holder, on terms that are less favorable to Borrowers or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to
                     --------
(i) any transaction between Borrowers and any of their wholly-owned Subsidiaries or between any of their wholly-owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Governing Bodies of Borrowers and their Subsidiaries, or (iii) transactions with Persons (each a "Liquor License Affiliate") that hold licenses for the sale of alcoholic beverages at bowling center Facilities operated by Borrowers or their Subsidiaries and which Liquor License Affiliates are all disclosed on Schedule 7.9 annexed hereto, as such
                                        ------------
Schedule may be supplemented from time to time with the approval of Administrative Agent; provided that Borrowers and their Subsidiaries shall have
                      --------
granted Agent a First Priority security interest in all management, lease or operating agreements pursuant to which such Liquor License Affiliates manage, lease or operate concession areas in such bowling centers.

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

     7.10   Sales and Lease-Backs.
            ---------------------

            Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that Borrowers or any of their Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Borrowers or any of their Subsidiaries) or (ii) that Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by Borrowers or any of their Subsidiaries to any Person (other than Borrowers or any of their Subsidiaries) in connection with such lease; provided that Borrowers and their
                                             --------
Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Borrowers or any of their Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

     7.11   Change in Nature of Business.
            ----------------------------

            From and after the Closing Date, Borrowers shall not, and shall not permit any of their Subsidiaries to (i) engage in any business other than (i) the operation, management, franchising and ownership or renting of bowling centers and other businesses related or incidental thereto, (ii) the manufacture and distribution of all types of bowling, and bowling center related, products and equipment, billiards products and equipment and ownership and operation of golf centers and other businesses related or incidental thereto, and activities related thereto, (iii) ownership of companies engaged in such businesses and
(iv) other businesses engaged in by Company or its Subsidiaries on the date hereof or similar lines of business to those engaged in by Company or its Subsidiaries on the date hereof, including, but not limited to, the manufacture and distribution of plastics and related products.

     7.12   Amendments or Waivers of Certain Agreements; Amendments of Documents
            --------------------------------------------------------------------
            Relating to Subordinated Indebtedness.
            --------------------------------------

            A. Amendments or Waivers of Certain Agreements. Neither Borrowers nor any of their Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any of the Related Agreements after the Closing Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

            B. Amendments of Documents Relating to Subordinated Indebtedness. Borrowers shall not, and shall not permit any of their Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or

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

change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrowers or Lenders.

     7.13   Fiscal Year.
            -----------

            Borrowers shall not change their Fiscal Year-end from December 31, without providing Agent with 90 days' prior written notice and subject to Administrative Agent's approval which shall not be unreasonably withheld.

Section 8.  EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur:

     8.1    Failure to Make Payments When Due.
            ---------------------------------

            Failure by Borrowers to pay (i) any installment of principal of any Loan when due or (ii) any installment of interest on any Loan or the commitment fee referred to in subsection 2.3A within five (5) days after the date when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Borrowers to pay any other amount due under this Agreement within five days after notice from the Administrative Agent or any Lender; or

     8.2    Default in Other Agreements.
            ---------------------------

            (i) Failure of Borrowers or any of their Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

            (ii) breach or default by Borrowers or any of their Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

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

     8.3    Breach of Certain Covenants.
            ---------------------------

            Failure of Borrowers to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

     8.4    Breach of Warranty.
            ------------------

            Any representation, warranty, certification or other statement made by Borrowers or any of their Subsidiaries in any Loan Document or in any statement or certificate at any time given by Borrowers or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     8.5    Other Defaults Under Loan Documents.
            -----------------------------------

            Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 15 days after the earlier of (i) a Senior Officer becoming aware of such default or (ii) receipt by Borrowers and such Loan Party of notice from Administrative Agent or any Lender of such default; or

     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc..
            -----------------------------------------------------

            (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

            (ii) an involuntary case shall be commenced against Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries), and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

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

     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc..
            ---------------------------------------------------

            (i) Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) shall make any assignment for the benefit of creditors other than pursuant to the Approved Plan of Reorganization; or

            (ii) Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Borrowers or any of their Subsidiaries (other than Immaterial Subsidiaries) (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     8.8    Judgments and Attachments.
            -------------------------

            Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Borrowers or any of their Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     8.9    Dissolution.
            -----------

            Any order, judgment or decree shall be entered against Borrowers or any of their Subsidiaries decreeing the dissolution or split up of Borrowers or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     8.10   Employee Benefit Plans.
            ----------------------

            There shall occur one or more ERISA Events or similar events in respect of any Foreign Plans, that individually or in the aggregate results in or might reasonably be expected to result in liability of Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in excess of $10,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and unfunded liabilities (using reasonable actuarial assumptions) with respect to or past-due required contributions to Foreign Plans, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $10,000,000; or

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

8.11     Change in Control.
         -----------------

         A Change in Control shall have occurred; or

8.12     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
         ----------------------------------------------------------------------
         Obligations.
         ------------

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a value in excess of $1,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrowers, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the
                                                      --------
foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i).

            Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

            Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall

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

have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.    ADMINISTRATIVE AGENT

    9.1       Appointment.
              -----------

              A. Appointment of Administrative Agent. BTCo is hereby appointed Administrative Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent (other than as provided in subsection 2.1E) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers or any other Loan Party.

              B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

              In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections
10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

              Should any instrument in writing from Borrowers or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

    9.2       Powers and Duties; General Immunity.
              -----------------------------------

              A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Borrowers; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

              B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Borrowers to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

              C. Exculpatory Provisions. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

              D. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with Borrowers or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

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    9.3       Independent Investigation by Lenders; No Responsibility For
              -----------------------------------------------------------
              Appraisal  of Creditworthiness.
              ------------------------------

              Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Borrowers and their Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrowers and their Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

    9.4       Right to Indemnity.
              ------------------

              Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and its officers, directors, employees, agents, attorneys, professional advisors and Affiliates to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or and other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

    9.5       Successor Administrative Agent .
              -------------------------------

              Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent, who, if no Event of Default or Potential Event of Default shall have occurred and is continuing, shall be subject to Borrowers' Agent's prior approval (not to be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

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    9.6       Collateral Documents and Subsidiary Guaranty.
              --------------------------------------------

              Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or
          -------- -------  -------
authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

    9.7       Duties of Other Agents; Designation of Agents.
              ---------------------------------------------

              None of the Lenders identified in this Agreement as a Documentation Agent or Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Notwithstanding that BTCo is designated as Documentation Agent and Syndication Agent on the Closing Date, at any time and from time to time, BTCo may assign such titles to other Lenders in its sole discretion.

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

     9.8  Administrative Agent May File Proofs of Claim.
          ---------------------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Borrowers or any of their Subsidiaries of Borrowers, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

          (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

     Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.  MISCELLANEOUS

     10.1 Successors and Assigns; Assignments and Participations in Loans and
          -------------------------------------------------------------------
          Letters of Credit.
          -----------------

          A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by Borrowers without the prior written consent of all Lenders (and any attempted assignment or transfer by Borrowers without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan

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

Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          B.     Assignments.

          (i)    Amounts and Terms of Assignments. Any Lender may assign to one
                 --------------------------------
     or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an
                           --------
     assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000, in the case of any assignment of a Revolving Loan, or $1,000,000, in the case of any assignment of a Term Loan, (b) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, Administrative Agent and any Issuing Lender consents (such consent not to be unreasonably withheld or delayed) and, with respect to any assignment of a Revolving Loan or Revolving Loan Commitment, while there is no Potential Event of Default or Event of Default outstanding, the Borrowers' Agent consents (such consent not to be unreasonably withheld or delayed) to the assignment, (c) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned and (d) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Approved Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii). Upon such execution, and delivery, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided
                                                                   --------
     that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1F, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV or Exhibit
                                                           ----------    -------
     V annexed hereto, as the case may be, with appropriate insertions, to
     -
     reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(iv) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

          (ii)   Acceptance by Administrative Agent; Recordation in Register.
                 -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Borrowers. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

          C. Participations. Any Lender may, without the consent of, or notice to, Borrowers or Administrative Agent, sell participations to one or more Persons (other than a natural Person or Borrowers or any of their Affiliates) in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement
           --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                           --------
agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Borrowers agree that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also

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

shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Borrowers' prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection
2.7 unless Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrowers, to comply with subsection 2.7B(iii) as though it were a Lender.

          D. Pledges and Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its
              --------
obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. Information. Each Lender may furnish any information concerning Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

          F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

     10.2 Expenses.
          --------

          Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of outside counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the

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

actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1J or 6.7A; (vi) the costs incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments; and (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3 Indemnity.
          ---------

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to defend (subject to Indemnitees' selection of counsel unless there is no Event of Default or Potential Event of Default, in which event Borrowers shall have the right to select such counsel, subject to Indemnitees' approval), indemnify, pay and hold harmless Administrative Agent and Lenders (including Issuing Lenders), and the officers, directors, employees, agents and Affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Borrowers shall not have any obligation to
                      --------
any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, the failure of an Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Subsidiaries.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4  Set-Off; Security Interest in Deposit Accounts.
           ----------------------------------------------

           In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Borrowers and each other Loan Party against and on account of the obligations and liabilities of Borrowers or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Borrowers hereby further grant to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5  Ratable Sharing.
           ---------------

           Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance

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

with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all
                                                            --------
or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrowers expressly consent to the foregoing arrangement and agree that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

     10.6  Amendments and Waivers.
           ----------------------

           No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and, other than with respect to waivers for which no consent of Borrowers is required hereunder, Borrowers; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be sufficient for any such amendment, modification, termination or waiver without the consent of Requisite Lenders) (1) reduce the principal amount of any Loan,
(2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the scheduled final maturity date of any Loan, postpone the date or reduce the amount of any scheduled payment (other than the amount of any interim scheduled payment or any prepayment, each of which shall require Requisite Lender consent) of principal of any Loan, (4) postpone the date or reduce the amount of any scheduled reduction of the Revolving Loan Commitments, (5) postpone the date on which any interest or any fees are payable, (6) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder (including any change in the manner in which any financial ratio used in determining any interest rate or fee is calculated that would result in a reduction of any such rate or fee), (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (8) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (9) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Class" or the definition of "Pro Rata Share" or the definition of "Requisite Class Lenders" or the definition of "Requisite Lenders" or the definition of "Supermajority Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or more in aggregate fair market value of the Collateral or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, (5) increase the amount of any of the Commitments; or (6) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6.

     In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, (iv) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent, (v) no amendment, modification, termination or waiver of any provision of subsections 2.4 which has the effect of (x) extending or reducing any interim scheduled payments, applicable to any Class or (y) changing any interim scheduled payments or voluntary and mandatory prepayments, applicable to any Class (the "Affected Class") in a manner that disproportionately disadvantages such Class relative to any other Class shall be effective without the written concurrence of Requisite Class Lenders of such Class or such Affected Class (it being understood and agreed that any amendment, modification, termination or waiver of voluntary or mandatory prepayment from those set forth in subsection 2.4 with respect to one Class but not the other Class, shall be deemed to disproportionately disadvantage such one Class but not to disproportionately disadvantage any such other Class for purposes of this clause (v)), (vi) no amendment, modification, termination or waiver of any provision of subsections 7.6 shall be effective without the written concurrence of Requisite Class Lenders holding Revolving Loans and Requisite Lenders. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender and (vi) no amendment, modification, termination or waiver of subsections 7.3 or 7.5 shall be effective without the consent of Supermajority Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

     10.7  Independence of Covenants.
           -------------------------

           All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     10.8  Notices; Effectiveness of Signatures.
           ------------------------------------

           Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative
                                        --------
Agent and any Issuing Lender shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof (or in the case of Lenders that become a Lender by assignment, as set forth in the applicable Assignment Agreement) or (i) as to Borrowers and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail and Internet and intranet websites may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any notice, request,
--------  -------
agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

           Loan Documents and notices under the Loan Documents may be transmitted and/or signed by telefacsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such
--------  -------
manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

     10.9  Survival of Representations, Warranties and Agreements.
           ------------------------------------------------------

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

     10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.
            -----------------------------------------------------

            No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11  Marshalling; Payments Set Aside.
            -------------------------------

            Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12  Severability.
            ------------

            In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13  Obligations Several; Independent Nature of Lenders' Rights; Damage
            ------------------------------------------------------------------
            Waiver.
            ------

            The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Borrowers, as a partnership, an association, a Joint Venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

            To the extent permitted by law, Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement (including, without limitation, subsection 2.1C hereof), any other Loan Document, any transaction contemplated by the Loan Documents, any Loan or the use of proceeds thereof.

     10.14  Headings.
            --------

            Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15  Applicable Law.
            --------------

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     10.16  Construction of Agreement; Nature of Relationship.
            -------------------------------------------------

            Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.17  Consent to Jurisdiction and Service of Process.
            ----------------------------------------------

            ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

            (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

            (II)    WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

            (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWERS AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

            (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

            (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

            (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.18  Waiver of Jury Trial.
            --------------------

            EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19  Confidentiality.
            ---------------

            Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Borrowers in accordance with such Lender's customary procedures for handling confidential information of this nature, it being understood and agreed by Borrowers that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrowers, (g) with the consent of Borrowers, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection 10.19 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrowers or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited
                                   --------
by applicable law or court order, each Lender shall notify Borrowers of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that
                                                         --------  -------
in no event shall any Lender be obligated or required to return any materials furnished by Borrowers or any of its Subsidiaries. In addition, Administrative Agent and Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and Lenders.

     10.20  Counterparts; Effectiveness.
            ---------------------------

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.21  Judgment Currency.
            -----------------

            (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extend permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures Agent or a Lender could purchase the Dollars with such other currency in New York, New York on the Business Day immediately preceding the day on which any such judgment, or any relevant part thereof, is given.

            (b) The obligations of Borrowers in respect of any sum due from it to Agent or any Lender hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by Administrative Agent or such Lender of any sum adjudged to be so due in such other currency Agent or such Lender may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due Administrative Agent or such Lenders in Dollars, Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender against such loss, and if the Dollars so purchased exceed the sum originally due to Administrative Agent or such Lender in Dollars, Lender shall remit such excess to Borrowers.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                   BORROWERS:

                                   AMF BOWLING WORLDWIDE, INC.

                                   By:      ________________________
                                   Title:   ________________________


                                   AMF BOWLING PRODUCTS, INC.

                                   By:      ________________________
                                   Title:   ________________________


                                   AMF BOWLING CENTERS
                                   HOLDINGS INC.

                                   By:      ________________________
                                   Title:   ________________________


                                   AMF WORLDWIDE BOWLING
                                   CENTERS HOLDINGS INC.

                                   By:      ________________________
                                   Title:   ________________________


                                   AMERICAN RECREATION CENTERS, INC.

                                   By:      ________________________
                                   Title:   ________________________

                                              AMF BOWLING CENTERS, INC.

                                              By:      ________________________
                                              Title:   ________________________


                                              AMF BOWLING HOLDINGS INC.

                                              By:      ________________________
                                              Title:   ________________________

                  LENDERS:

                                       BANKERS TRUST COMPANY,
                                       individually and as Administrative Agent

                                       By:      ________________________
                                       Title:   ________________________


                                       Notice Address:
                                       _______________________________________
                                       _______________________________________
                                       _______________________________________

                                  By:  _______________________________
                                  Title:  ____________________________


                                  Notice Address:
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________



                                  By:  _______________________________
                                  Title:  ____________________________


                                  Notice Address:
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________



                                  By:  _______________________________
                                  Title:  ____________________________


                                  Notice Address:
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________
                                  _____________________________________________

                              [SCHEDULES TO FOLLOW]



                                   Schedule-2

                         SENIOR SECURED CREDIT AGREEMENT

                          DATED AS OF FEBRUARY 28, 2002

                                      AMONG

                          AMF BOWLING WORLDWIDE, INC.,
                           AMF BOWLING PRODUCTS, INC.,
                       AMF BOWLING CENTERS HOLDINGS INC.,
                  AMF WORLDWIDE BOWLING CENTERS HOLDINGS INC.,
                       AMERICAN RECREATION CENTERS, INC.,
                         AMF BOWLING CENTERS, INC., AND
                           AMF BOWLING HOLDINGS, INC.

                                  as Borrowers,

                           THE LENDERS LISTED HEREIN,
                                   as Lenders,

                             BANKERS TRUST COMPANY,
       as Administrative Agent, Documentation Agent and Syndication Agent



                         DEUTSCHE BANC ALEX.BROWN INC.,
                 as Lead Arranger and Sole Book Running Manager

                                TABLE OF CONTENTS

                                                                                                  Page No.
                                                                                                  --------
Section 1.     DEFINITIONS ....................................................................      2

       1.1     Certain Defined Terms ..........................................................      2

       1.2     Accounting Terms; Utilization of GAAP for Purposes of
               Calculations Under Agreement ...................................................     29
       1.3     Other Definitional Provisions and Rules of Construction ........................     30

Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS .....................................     30

       2.1     Commitments; Making of Loans; Notes ............................................     30
       2.2     Interest on the Loans ..........................................................     36
       2.3     Fees ...........................................................................     41
       2.4     Repayments, Prepayments and Reductions in Revolving Loan
               Commitments; General Provisions Regarding Payments;
               Application of Proceeds of Collateral and Payments
               Under Subsidiary Guaranty ......................................................     42
       2.5     Use of Proceeds ................................................................     50
       2.6     Special Provisions Governing Eurodollar Rate Loans .............................     51
       2.7     Increased Costs; Taxes; Capital Adequacy .......................................     53
       2.8     Statement of Lenders; Obligation of Lenders and Issuing Lenders
               to Mitigate ....................................................................     57
       2.9     Replacement of a Lender ........................................................     57
       2.10    Collection, Deposit and Transfer of Payments in Respect of Accounts. ...........     58
       2.11    Joint and Several Liability. ...................................................     59
       2.12    Obligations Absolute ...........................................................     60
       2.13    Waiver of Suretyship Defenses ..................................................     60
       2.14    Contribution and Indemnification among the Borrowers ...........................     61
       2.15    Company as Borrowers' Agent ....................................................     61

Section 3.     LETTERS OF CREDIT ..............................................................     61

       3.1     Issuance of Letters of Credit and Lenders' Purchase of
               Participations Therein .........................................................     61
       3.2     Letter of Credit Fees ..........................................................     64

       3.3       Drawings and Reimbursement of Amounts Paid Under Letters of Credit ..........   65
       3.4       Obligations Absolute ........................................................   68
       3.5       Indemnification; Nature of Issuing Lenders' Duties ..........................   69

Section 4.       CONDITIONS TO LOANS AND LETTERS OF CREDIT ...................................   70

       4.1       Conditions to Term Loans and Initial Revolving Loans ........................   70
       4.2       Conditions to All Loans .....................................................   77
       4.3       Conditions to Letters of Credit .............................................   78

Section 5.       BORROWERS' REPRESENTATIONS AND WARRANTIES ...................................   78

       5.1       Organization, Powers, Qualification, Good Standing, Business
                 and Subsidiaries ............................................................   78
       5.2       Authorization of Borrowing, etc .............................................   79
       5.3       Financial Condition .........................................................   80
       5.4       No Material Adverse Change; No Restricted Junior Payments ...................   80
       5.5       Title to Properties; Liens; Real Property; Intellectual Property ............   81
       5.6       Litigation; Adverse Facts ...................................................   82
       5.7       Payment of Taxes ............................................................   82
       5.8       Performance of Agreements; Material Contracts ...............................   82
       5.9       Governmental Regulation .....................................................   83
       5.10      Securities Activities .......................................................   83
       5.11      Employee Benefit Plans ......................................................   83
       5.12      Certain Fees ................................................................   84
       5.13      Environmental Protection ....................................................   84
       5.14      Employee Matters ............................................................   85
       5.15      Matters Relating to Collateral ..............................................   85
       5.16      Disclosure ..................................................................   85
       5.17      Subordinated Indebtedness ...................................................   86
       5.18      Matters Relating to Borrowers Bankruptcy Proceedings. .......................   86
       5.19      Solvency ....................................................................   86

Section 6.       BORROWERS' AFFIRMATIVE COVENANTS ............................................   86

       6.1       Financial Statements and Other Reports ......................................   87

       6.2       Existence, etc. ..................................................................   91
       6.3       Payment of Taxes and Claims; Tax .................................................   92
       6.4       Maintenance of Properties; Insurance; Application of Net Insurance/
                 Condemnation Proceeds ............................................................   92
       6.5       Inspection Rights; Lender Meeting ................................................   94
       6.6       Compliance with Laws, etc. .......................................................   94
       6.7       Environmental Matters ............................................................   94
       6.8       Execution of Subsidiary Guaranty and Collateral Documents After the
                 Closing Date .....................................................................   97
       6.9       Matters Relating to Additional Real Property Collateral ..........................   98
       6.10      Interest Rate Protection .........................................................   99
       6.11      Deposit Accounts and Cash Management Systems .....................................   99
       6.12      Lottery, Prize and Bowling League Accounts .......................................   99

Section 7.       BORROWERS' NEGATIVE COVENANTS ....................................................   99

       7.1       Indebtedness .....................................................................  100
       7.2       Liens and Related Matters ........................................................  101
       7.3       Investments; Acquisitions ........................................................  102
       7.4       Contingent Obligations ...........................................................  104
       7.5       Restricted Junior Payments .......................................................  105
       7.6       Financial Covenants ..............................................................  105
       7.7       Restriction on Fundamental Changes; Asset Sales ..................................  108
       7.8       Consolidated Capital Expenditures ................................................  109
       7.9       Transactions with Shareholders and Affiliates ....................................  110
       7.10      Sales and Lease-Backs ............................................................  111
       7.11      Change in Nature of Business .....................................................  111
       7.12      Amendments or Waivers of Certain Agreements; Amendments of Documents
                 Relating to Subordinated Indebtedness ............................................  111
       7.13      Fiscal Year ......................................................................  112

Section 8.       EVENTS OF DEFAULT ................................................................  112

       8.1       Failure to Make Payments When Due ................................................  112
       8.2       Default in Other Agreements ......................................................  112
       8.3       Breach of Certain Covenants ......................................................  113

       8.4       Breach of Warranty ........................................................   113
       8.5       Other Defaults Under Loan Documents .......................................   113
       8.6       Involuntary Bankruptcy; Appointment of Receiver, etc. .....................   113
       8.7       Voluntary Bankruptcy; Appointment of Receiver, etc. .......................   114
       8.8       Judgments and Attachments .................................................   114
       8.9       Dissolution ...............................................................   114
       8.10      Employee Benefit Plans ....................................................   114
       8.11      Change in Control .........................................................   115
       8.12      Invalidity of Subsidiary Guaranty; Failure of Security;
                 Repudiation of Obligations ................................................   115

Section 9.       ADMINISTRATIVE AGENT ......................................................   116

       9.1       Appointment ...............................................................   116
       9.2       Powers and Duties; General Immunity .......................................   117
       9.3       Independent Investigation by Lenders; No Responsibility For
                 Appraisal of Creditworthiness .............................................   119
       9.4       Right to Indemnity ........................................................   119
       9.5       Successor Administrative Agent ............................................   119
       9.6       Collateral Documents and Subsidiary Guaranty ..............................   120
       9.7       Duties of Other Agents; Designation of Agents .............................   120
       9.8       Administrative Agent May File Proofs of Claim .............................   121

Section 10.      MISCELLANEOUS .............................................................   121

       10.1      Successors and Assigns; Assignments and Participations in Loans
                 and Letters of Credit .....................................................   121
       10.2      Expenses ..................................................................   124
       10.3      Indemnity .................................................................   125
       10.4      Set-Off; Security Interest in Deposit Accounts ............................   126
       10.5      Ratable Sharing ...........................................................   126
       10.6      Amendments and Waivers ....................................................   127
       10.7      Independence of Covenants .................................................   129
       10.8      Notices; Effectiveness of Signatures ......................................   129
       10.9      Survival of Representations, Warranties and Agreements ....................   129
       10.10     Failure or Indulgence Not Waiver; Remedies Cumulative .....................   130

       10.11    Marshalling; Payments Set Aside .........................................   130
       10.12    Severability ............................................................   130
       10.13    Obligations Several; Independent Nature of Lenders' Rights;
                Damage Waiver ...........................................................   130
       10.14    Headings ................................................................   131
       10.15    Applicable Law ..........................................................   131
       10.16    Construction of Agreement; Nature of Relationship .......................   131
       10.17    Consent to Jurisdiction and Service of Process ..........................   131
       10.18    Waiver of Jury Trial ....................................................   132
       10.19    Confidentiality .........................................................   133
       10.20    Counterparts; Effectiveness .............................................   133
       10.21    Judgment Currency .......................................................   134


Signature pages                                                              S-1

                                    EXHIBITS

            I        FORM OF NOTICE OF BORROWING

            II       FORM OF NOTICE OF CONVERSION/CONTINUATION

            III      FORM OF REQUEST FOR ISSUANCE

            IV       FORM OF REVOLVING NOTE

            V        FORM OF TERM NOTE

            VI       FORM OF SECURITY AGREEMENT

            VII      FORM OF COMPLIANCE CERTIFICATE

            VIII     FORM OF OPINION OF COUNSEL FOR LOAN PARTIES

            IX       FORM OF OPINION OF O'MELVENY & MYERS LLP

            X        FORM OF ASSIGNMENT AGREEMENT

            XA       FORM OF ASSIGNMENT AGREEMENT (RELATED FUNDS)

            XI       FORM OF SUBSIDIARY GUARANTY

            XII      FORM OF BLOCKED ACCOUNT AGREEMENT

                                    SCHEDULES

              1.1A         CASH MANAGEMENT SYSTEM

              1.1B         CONCENTRATION ACCOUNTS

              1.1C         REORGANIZATION EXPENSES

              1.1D         EXCLUDED ASSETS

              1.1E         IMMATERIAL SUBSIDIARIES

              1.1F         LIENS PERMITTED BY APPROVED PLAN OF REORGANIZATION

              1.1G         RESTRUCTURING TRANSACTIONS

              2.1          LENDERS' COMMITMENTS AND PRO RATA SHARES

              3.1D         EXISTING LETTERS OF CREDIT

              4.1C         CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP

              4.1L(i)      REAL PROPERTY ASSETS

              4.1L(iii)    LEASEHOLD PROPERTIES

              4.1P         CLOSING DATE CONSOLIDATED ADJUSTED EBITDA

              5.1          LOAN PARTIES AND SUBSIDIARIES

              5.1E         INITIAL EXEMPTED GROUP

              5.4          MATERIAL ADVERSE EFFECT CONDITIONS

              5.5A         TITLE TO PROPERTIES; LIENS

              5.5B(i)      REAL PROPERTY ASSETS

              5.5B(ii)     LEASES

              5.5C         INTELLECTUAL PROPERTY

              5.6          LITIGATION

              5.8A         DEFAULTED CONTRACTUAL OBLIGATIONS

             5.8B      MATERIAL CONTRACTS

             5.11      EMPLOYEE BENEFIT PLANS

             5.13      ENVIRONMENTAL MATTERS

             7.1       CERTAIN EXISTING INDEBTEDNESS

             7.2       CERTAIN EXISTING LIENS

             7.3       CERTAIN EXISTING INVESTMENTS

             7.4       CONTINGENT OBLIGATIONS

             7.7       PERMITTED ASSET SALES

             7.9       LIQUOR LICENSE AFFILIATES